The information in this Prospectus Supplement and the accompanying Prospectus is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. We are not using this Prospectus Supplement or the accompanying Prospectus to offer to sell these securities or to solicit offers to buy these securities in any place where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)

Registration Nos. 333-50651; 333-50651-02

Subject to Completion, dated December 10, 2003

PROSPECTUS SUPPLEMENT

(To Prospectus Dated May 15, 1998)

$

PNC Capital Trust D

         % CAPITAL SECURITIES

(Liquidation Amount $25 per Capital Security)

fully and unconditionally guaranteed, to the extent described herein, by

The PNC Financial Services Group, Inc.

PNC Capital Trust D is offering Trust D Capital Securities that The PNC Financial Services Group, Inc. will fully, irrevocably and unconditionally guarantee, based on its combined obligations under a guarantee agreement, a trust agreement, and a junior subordinated debt indenture. PNC Capital Trust D will redeem the Trust D Capital Securities on December      , 2033 and may redeem them earlier.

PNC Capital Trust D will apply to have the Trust D Capital Securities listed on The New York Stock Exchange. PNC Capital Trust D and The PNC Financial Services Group, Inc. expect trading of the Trust D Capital Securities on The New York Stock Exchange to begin within 30 days after the original issue date.

Investing in the Trust D Capital Securities involves risks. See “Risk Factors” beginning on page S-10.

PRICE $     PER TRUST D CAPITAL SECURITY

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus Supplement or the accompanying Prospectus. Any representation to the contrary is a criminal offense.

These securities are not deposits of a bank and are not insured by the United States Federal Deposit Insurance Corporation or other insurer or any other governmental agency.

Proceeds
		Underwriting	to PNC
	Price to	Discounts	Capital
	Public(1)	and Commissions(2)	Trust D(1)(2)

Trust D Capital Security	$	$	$
Total	$	$	$

(1)	Plus accrued distributions from December , 2003, if settlement occurs after that date.

(2)	Because PNC Capital Trust D will use all of the proceeds from the sale of the Trust D Capital Securities to purchase junior subordinated debentures of The PNC Financial Services Group, Inc., The PNC Financial Services Group, Inc. will pay all underwriting discounts and commissions.

The underwriters expect to deliver the Trust D Capital Securities to purchasers on or about December     , 2003.

MORGAN STANLEY

CITIGROUP

MERRILL LYNCH & CO.

UBS INVESTMENT BANK

December      , 2003

      You should rely only on the information contained in or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. The Corporation has not authorized anyone to provide you with different information. The Corporation is not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus is accurate as of any date other than the date on the front page of this Prospectus Supplement, or, with respect to information incorporated by reference, as of the date of such information.

      This Prospectus Supplement and the accompanying Prospectus may be used by the underwriters and J.J.B. Hilliard, W.L. Lyons, Inc. and PNC Capital Markets, Inc., which are affiliates of The PNC Financial Services Group, Inc. and PNC Capital Trust D, in connection with offers and sales related to secondary market transactions in the Trust D Capital Securities. The underwriters and J.J.B. Hilliard, W.L. Lyons, Inc. and PNC Capital Markets, Inc. may act as principal or agent in such transactions. Those sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

      References to the “Corporation” in this Prospectus Supplement and in the accompanying Prospectus are references to The PNC Financial Services Group, Inc. (formerly PNC Bank Corp.) specifically or, if the context requires, to The PNC Financial Services Group, Inc. together with its subsidiaries. References to the “Trust D Issuer” in this Prospectus Supplement and the accompanying Prospectus are references to PNC Capital Trust D, a Delaware statutory trust created under the laws of the State of Delaware.

      The distribution of this Prospectus Supplement and the accompanying Prospectus and the offering of the Trust D Capital Securities in some jurisdictions may be restricted by law. Persons who receive this Prospectus Supplement and the accompanying Prospectus should inform themselves about and observe any such restrictions. This Prospectus Supplement and the accompanying Prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

      Information contained in this Prospectus Supplement updates and supersedes information in the accompanying Prospectus.

SUMMARY OF OFFERING

      This summary highlights information in this Prospectus Supplement and the accompanying Prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in capital securities, which this Prospectus Supplement refers to as “Trust D Capital Securities.” You should read this entire Prospectus Supplement and the accompanying Prospectus carefully, especially the risks of investing in Trust D Capital Securities discussed under “Risk Factors” beginning on page S-10.

The Securities

      The Trust D Capital Securities offered hereby represent preferred undivided beneficial ownership interests in PNC Capital Trust D, a statutory trust created under the laws of the State of Delaware (the “Trust D Issuer”). The PNC Financial Services Group, Inc. (formerly PNC Bank Corp.), a Pennsylvania corporation (the “Corporation”), will be the owner of all the beneficial ownership interests represented by common securities of the Trust D Issuer (the “Trust D Common Securities” and, collectively with the Trust D Capital Securities, the “Trust D Securities”). Deutsche Bank Trust Company Americas is the Property Trustee of the Trust D Issuer.

      The Trust D Issuer exists for the sole purpose of issuing the Trust D Capital Securities and the Trust D Common Securities and investing the proceeds thereof in approximately $           million aggregate principal amount of           % Junior Subordinated Deferrable Interest Debentures (the “Trust D Subordinated Debentures”) to be issued by the Corporation. The Trust D Subordinated Debentures will mature on December      , 2033, which date may be shortened (such date, as it may be shortened, the “Stated Maturity”) to a date not earlier than December      , 2008 if certain conditions are met (including the Corporation having received the prior approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), if then required under applicable capital guidelines or policies of the Federal Reserve (such shortening of the maturity date, the “Maturity Adjustment”)).

      The Trust D Capital Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation or redemption over the Trust D Common Securities. See “Description of Capital Securities— Subordination of Common Securities” in the accompanying Prospectus.

Distributions

      Holders of the Trust D Capital Securities will be entitled to receive cumulative cash distributions accruing from the date of original issuance and payable quarterly in arrears on the           day of March, June, September and December of each year, commencing March      , 2004, at an annual rate equal to           % (the “Distribution Rate”) in respect of the Liquidation Amount (as defined in the accompanying Prospectus) of $25 per Trust D Capital Security (“Distributions”).

      The Corporation generally has the right to defer payment of interest on the Trust D Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each deferral period (each, an “Extension Period”), provided that no Extension Period may extend beyond the Stated Maturity of the Trust D Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the Interest Rate (as defined herein), compounded quarterly, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period subject to the requirements set forth herein.

      If interest payments on the Trust D Subordinated Debentures are deferred, Distributions on the Trust D Capital Securities will also be deferred and the Corporation will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Corporation’s capital stock or debt securities that rank pari passu with or junior to the Trust D Subordinated Debentures.

      During an Extension Period, interest on the Trust D Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Trust D Capital Securities are entitled will accumulate), at the Interest Rate, compounded quarterly from the relevant payment date for the interest, and holders of Trust D Capital Securities will be required to accrue interest income for United States federal income tax purposes. See “Certain Terms of Trust D Subordinated Debentures— Option to Defer Interest Payments” and “Certain Federal Income Tax Consequences— US Holders— Interest Income and Original Issue Discount.”

Ranking

      The Trust D Subordinated Debentures are unsecured and subordinated to all Senior Indebtedness (as defined in the accompanying Prospectus). Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including PNC Bank, National Association (“PNC Bank”), upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Trust D Subordinated Debentures (and therefore the Trust D Capital Securities) will be effectively subordinated to all existing and future liabilities of the Corporation’s subsidiaries, and holders thereof should only look to the assets of the Corporation for payments on the Trust D Subordinated Debentures. See “Description of Junior Subordinated Debentures— Subordination” in the accompanying Prospectus.

     Guarantee by The PNC Financial Services Group, Inc.

      The Corporation has, through the Trust D Guarantee, the Trust D Trust Agreement, the Trust D Subordinated Debentures and the Indenture (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed all of the Trust D Issuer’s obligations under the Trust D Capital Securities as described below. See “Relationship Among the Capital Securities, the Corresponding Junior Subordinated Debentures and the Guarantees— Full and Unconditional Guarantee” in the accompanying Prospectus. The Trust D Guarantee of the Corporation (the “Trust D Guarantee”) guarantees the payment of Distributions and payments on liquidation of the Trust D Issuer or redemption of the Trust D Capital Securities, but only in each case to the extent of funds held by the Trust D Issuer, as described herein. See “Description of Guarantees” in the accompanying Prospectus. If the Corporation does not make interest payments on the Trust D Subordinated Debentures held by the Trust D Issuer, the Trust D Issuer will have insufficient funds to pay Distributions on the Trust D Capital Securities. The Trust D Guarantee does not cover payment of Distributions when the Trust D Issuer has insufficient funds to pay such Distributions. In that event, a holder of Trust D Capital Securities may institute a legal proceeding directly against the Corporation pursuant to the terms of the Indenture to enforce payment of amounts equal to the Distributions to the applicable holder. See “Description of Junior Subordinated Debentures— Enforcement of Certain Rights by Holders of Capital Securities” in the accompanying Prospectus. The obligations of the Corporation under the Trust D Guarantee are subordinate and junior in right of payment to all Senior Indebtedness of the Corporation.

     Redemption

      The Trust D Capital Securities are subject to mandatory redemption in whole, or in part, upon repayment of the Trust D Subordinated Debentures at their Stated Maturity or their earlier redemption. The Trust D Subordinated Debentures are redeemable prior to maturity at the option of the Corporation (i) on or after December      , 2008, in whole at any time or in part from time to time, or (ii) in whole, but not in part, at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event (each as defined herein), in each case at a redemption price set forth herein, which includes the accrued and unpaid interest on the Trust D Subordinated Debentures so redeemed to the date fixed for redemption. The ability of the Corporation to exercise its rights to redeem the Trust D Subordinated Debentures or to cause the redemption of the Trust D Capital Securities prior to the Stated Maturity may be subject to prior regulatory approval by the Federal Reserve, if then required under applicable capital guidelines or policies.

     Termination of the Trust D Issuer

      The holders of the outstanding Trust D Common Securities will have the right at any time to terminate the Trust D Issuer, subject to the Corporation having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies. See “Certain Terms of Trust D Capital Securities— Liquidation of Trust D Issuer and Distribution of Trust D Subordinated Debentures to Holders.” In the event of the termination of the Trust D Issuer, after satisfaction of liabilities to creditors of the Trust D Issuer as required by applicable law, the holders of the Trust D Capital Securities will be entitled to receive a Liquidation Amount of $25 per Trust D Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, which generally may be in the form of a distribution of such amount in Trust D Subordinated Debentures in exchange therefor. See “Description of Capital Securities— Liquidation Distribution Upon Dissolution” in the accompanying Prospectus.

     Form of Securities

      The Trust D Capital Securities will be represented by one or more global certificates registered in the name of The Depository Trust Corporation (“DTC”) or its nominee, Cede & Co. Beneficial interests in the Trust D Capital Securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Except as described in the accompanying Prospectus, Trust D Capital Securities in certificated form will not be issued in exchange for the global certificates. See “Certain Terms of Trust D Capital Securities— Registration of Trust D Capital Securities.”

WHERE YOU CAN FIND MORE INFORMATION

      The Corporation has filed with the Securities and Exchange Commission (“SEC”) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), that registers, among other securities, the Trust D Capital Securities offered by this Prospectus Supplement. The registration statement, including the attached exhibits and schedules, contains additional relevant information about the Corporation, the Trust D Issuer and the Trust D Capital Securities.

      The rules and regulations of the SEC allow the Corporation to omit certain information included in the registration statement.

      In addition, the Corporation files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at the SEC’s Public Reference Room, located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330.

      You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

      The SEC also maintains an Internet worldwide web site that contains reports, proxy statements and other information about issuers, like the Corporation, that file electronically with the SEC. The address of that site is http://www.sec.gov. You can also inspect reports, proxy statements and other information about the Corporation at the offices of The New York Stock Exchange, 20 Broad Street, New York,
New York 10005.

      The SEC allows the Corporation to “incorporate by reference” information into this Prospectus Supplement. This means that the Corporation can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference into this Prospectus Supplement is considered part of this Prospectus Supplement, except for any information that is superseded by information that is included directly in this document or in a later filed document.

      This Prospectus Supplement incorporates by reference the documents listed below that the Corporation previously filed with the SEC. They contain important information about the Corporation.

Company SEC Filings	Period

Annual Report on Form 10-K, as amended	Year ended December 31, 2002
Quarterly Reports on Form 10-Q	Quarters ended March 31, 2003, June 30, 2003 and September 30, 2003
Current Reports on Form 8-K	Dated: June 2, 2003, September 2, 2003, September 15, 2003, September 29, 2003, October 1, 2003, October 16, 2003 and November 3, 2003

      The Corporation incorporates by reference additional documents that the Corporation may file with the SEC between the date of this Prospectus Supplement and the termination of the offering of the Trust D Capital Securities. Any report, document or portion thereof that is furnished to, but not filed with, the SEC is not incorporated by reference into this Prospectus Supplement.

      You can obtain any of the documents incorporated by reference in this Prospectus Supplement from the Corporation without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in the document. You can obtain documents incorporated by reference by requesting them from the Corporation in writing or by telephone at the following address and phone number:

The PNC Financial Services Group, Inc.
One PNC Plaza
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2707
Attention: Shareholder Services
(800) 982-7652

      The information in this Prospectus Supplement supplements, and should be read in conjunction with, the information contained in the accompanying Prospectus. To the extent of a conflict or inconsistency between this Prospectus Supplement and the accompanying Prospectus, the information in this Prospectus Supplement updates and supersedes the accompanying Prospectus and this Prospectus Supplement shall prevail. As used herein, (i) the “Indenture” means the Junior Subordinated Indenture, as amended and supplemented from time to time, between the Corporation and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee (the “Debenture Trustee”), and (ii) the “Trust D Trust Agreement” means the Amended and Restated Trust Agreement relating to the Trust D Issuer among the Corporation, as Depositor, Deutsche Bank Trust Company Americas, as Property Trustee (the “Property Trustee”), Deutsche Bank Trust Company Delaware, as Delaware Trustee (the “Delaware Trustee” and collectively with the Property Trustee, the “Issuer Trustees”), and the holders of the Trust D Securities. Each of the other capitalized terms used in this Prospectus Supplement and not otherwise defined in this Prospectus Supplement has the meaning set forth in the accompanying Prospectus.

FORWARD-LOOKING STATEMENTS

      This Prospectus Supplement, the accompanying Prospectus and the information incorporated by reference in this Prospectus Supplement and the accompanying Prospectus contain, and other statements that the Corporation may make may contain, forward-looking statements with respect to the Corporation’s outlook or expectations for earnings, revenues, expenses, capital levels, asset quality or other future financial or business performance, strategies or expectations, or the impact of legal, regulatory or supervisory matters on the Corporation’s business operations or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “feel,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “position,” “target,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “objective,” “plan,” “aspiration,” “outcome,” “continue,” “remain,” “maintain,” “seek,” “strive,” “trend” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions.

      The Corporation cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and the Corporation assumes no duty and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

      In addition to factors previously disclosed in the Corporation’s SEC reports and those discussed elsewhere in this Prospectus Supplement and the accompanying Prospectus, forward-looking statements are subject to, among others, the following risks and uncertainties, which could cause actual results or future events to differ materially from those anticipated in forward-looking statements or from historical performance:

•	changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which if adverse could result in: a deterioration in credit quality, increased credit losses, and increased funding of unfunded loan commitments and letters of credit; an adverse effect on the allowances for credit losses and unfunded loan commitments and letters of credit; a reduction in demand for credit or fee-based products and services; a reduction in net interest income, value of assets under management and assets serviced, value of private equity investments and of other debt and equity investments, value of loans held for sale or value of other on-balance sheet and off-balance sheet assets; or changes in the availability and terms of funding necessary to meet the Corporation’s liquidity needs;

•	relative and absolute investment performance of assets under management;

•	the introduction, withdrawal, success and timing of business initiatives and strategies, decisions regarding further reductions in balance sheet leverage, the timing and pricing of any sales of loans held for sale, and the Corporation’s inability to realize cost savings or revenue enhancements, or to implement integration plans relating to or resulting from mergers, acquisitions, restructurings and divestitures;

•	customer borrowing, repayment, investment and deposit practices and their acceptance of the Corporation’s products and services;

•	the impact of increased competition;

•	how the Corporation chooses to redeploy available capital, including the extent and timing of any share repurchases and acquisitions or other investments in the Corporation’s businesses;

•	the inability to manage risks inherent in the Corporation’s business;

•	the unfavorable resolution of legal proceedings or regulatory and other governmental inquiries; the impact of increased litigation risk from recent regulatory and other governmental developments; and the impact of reputational risk created by recent regulatory and other governmental developments on such matters as business generation and retention, the ability to attract and retain management, liquidity and funding;

•	the denial of insurance coverage for claims made by the Corporation;

•	an increase in the number of customer or counterparty delinquencies, bankruptcies or defaults that could result in, among other things, increased credit and asset quality risk, a higher provision for credit losses and reduced profitability;

•	the impact, extent and timing of technological changes, the adequacy of intellectual property protection and costs associated with obtaining rights in intellectual property claimed by others;

•	actions of the Federal Reserve affecting interest rates, money supply or otherwise reflecting changes in monetary policy;

•	the impact of legislative and regulatory reforms and changes in accounting policies and principles;

•	the impact of the regulatory examination process, the Corporation’s failure to satisfy the requirements of agreements with governmental agencies, and regulators’ future use of supervisory and enforcement tools;

•	terrorist activities and international hostilities which may adversely affect the general economy, financial and capital markets, specific industries, and the Corporation; and

•	issues related to the completion of the pending acquisition of United National Bancorp and the expected consequences of the integration of its business into that of the Corporation, including the following: the transaction may be materially more expensive to complete than anticipated, including as a result of unexpected factors or events; the integration of United National Bancorp’s business and operations into the Corporation, which will include the conversion of UnitedTrust Bank’s different systems and procedures, may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to United National Bancorp’s or the Corporation’s existing businesses; the anticipated cost savings of the acquisition may take longer than expected to be realized, may not be achieved or may not be achieved in their entirety; and the anticipated benefits to the Corporation are dependent in part on United National Bancorp’s business performance in the future, and there can be no assurance as to actual future results, which could be impacted by various factors, including the risks and uncertainties generally related to the Corporation’s and United National Bancorp’s performance (with respect to United National, see United National Bancorp’s SEC reports, also accessible on the SEC’s website) or due to factors related to the acquisition of United National Bancorp and the process of integrating it into the Corporation.

RISK FACTORS

      An investment in the Trust D Capital Securities involves a number of risks. Prospective purchasers of the Trust D Capital Securities should carefully review the information contained in this Prospectus Supplement and the accompanying Prospectus and should particularly consider the following matters before purchasing any Trust D Capital Securities.

      Because the Trust D Issuer will rely on the payments it receives on the Trust D Subordinated Debentures to fund all payments on the Trust D Capital Securities, and because the Trust D Issuer may distribute the Trust D Subordinated Debentures in exchange for the Trust D Capital Securities, prospective purchasers of the Trust D Capital Securities are making an investment decision with regard to the Trust D Subordinated Debentures as well as the Trust D Capital Securities. Prospective purchasers of the Trust D Capital Securities should carefully review the information in this Prospectus Supplement and the accompanying Prospectus about both of these securities and the Trust D Guarantee.

Holders of the Corporation’s Senior Indebtedness Will Get Paid Before the Trust D Issuer Under the Trust D Subordinated Debentures and Before Holders of the Trust D Capital Securities Under the Trust D Guarantee

      The obligations of the Corporation under the Trust D Guarantee issued by the Corporation for the benefit of the holders of Trust D Capital Securities and under the Trust D Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness. At September 30, 2003, the aggregate amount of Senior Indebtedness of the Corporation was approximately $3.44 billion. None of the Indenture, the Trust D Guarantee or the Trust D Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Corporation. See “Description of Guarantees— Status of the Guarantees” and “Description of Junior Subordinated Debentures— Subordination” in the accompanying Prospectus.

      The ability of the Trust D Issuer to pay amounts due on the Trust D Capital Securities is solely dependent upon the Corporation’s making payments on the Trust D Subordinated Debentures as and when required.

Because the Corporation Is a Bank Holding Company, the Trust D Capital Securities Will Be Structurally Subordinated to the Claims of the Creditors of the Corporation’s Subsidiaries

      The Corporation is a legal entity separate and distinct from its subsidiary banks (the “Banks”) and its other subsidiaries, although the principal source of the Corporation’s cash revenues is dividends from the Banks. The right of the Corporation to participate in the assets of any subsidiary upon the latter’s liquidation, reorganization or otherwise (and thus the ability of the holders of Trust D Capital Securities to benefit indirectly from any distribution) will be subject to the claims of the subsidiaries’ creditors, which will take priority except to the extent that the Corporation may itself be a creditor with a recognized claim. As of September 30, 2003, the Corporation’s subsidiaries had indebtedness and other liabilities of approximately $63.2 billion (including deposits). In addition, on November 3, 2003, PNC Funding Corp., a wholly owned indirect subsidiary of the Corporation, completed a public offering of $600 million aggregate principal amount of subordinated notes.

      Payment of dividends by the Banks is restricted by various legal and regulatory limitations. At September 30, 2003, approximately $286 million was available for payment of dividends to the Corporation from banking subsidiaries without prior regulatory approval.

      The Banks are also subject to restrictions under federal law which limit the transfer of funds by any of the Banks to the Corporation and its nonbanking subsidiaries, whether in the form of loans, extensions of credit, investments, asset purchases or otherwise. Transfers by any Bank to the Corporation or any of the Corporation’s nonbanking subsidiaries are limited in amount to 10% of the Bank’s capital and surplus and, with respect to the Corporation and all of its nonbanking subsidiaries, to an aggregate of 20% of the Bank’s capital and surplus. Furthermore, loans and extensions of credit are required to be secured in specified amounts. See “Supervision, Regulation and Other Matters” in the accompanying Prospectus.

The Trust D Issuer Has No Operations and Its Ability To Pay Distributions on the Trust D Capital Securities Is Dependent Upon the Payment by the Corporation of Distributions on the Trust D Subordinated Debentures

      The Trust D Issuer exists for the exclusive purposes of issuing and selling the Trust D Common Securities and the Trust D Capital Securities, using the proceeds from the sale of the Trust D Capital Securities and the Trust D Common Securities to acquire the Trust D Subordinated Debentures, and engaging in only those other activities necessary, advisable or incidental to the above purposes. As a result, the ability of the Trust D Issuer to pay amounts due on the Trust D Capital Securities depends solely upon the Corporation making payments on the Trust D Subordinated Debentures as and when required. As a holding company without significant assets other than its equity interest in its subsidiaries, the Corporation’s ability to pay interest on the Trust D Subordinated Debentures to the Trust D Issuer, and consequently the Trust D Issuer’s ability to pay distributions on the Trust D Capital Securities and the Corporation’s ability to pay its obligations under the Trust D Guarantee, depends primarily upon the dividends, distributions, loans or advances the Corporation receives from its subsidiaries. As described above, the Corporation’s subsidiaries are not obligated to make dividends, distributions, advances or loans to the Corporation and their ability to do so may be subject to contractual and regulatory restrictions.

The Corporation May Defer Payment on the Trust D Subordinated Debentures Which Would Result in the Delay in Payment of Interest on the Trust D Capital Securities

      So long as no Event of Default (as defined in the Indenture) has occurred and is continuing with respect to the Trust D Subordinated Debentures (a “Debenture Event of Default”), the Corporation has the right under the Indenture to defer the payment of interest on the Trust D Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Trust D Subordinated Debentures. See “Description of Junior Subordinated Debentures— Debenture Events of Default” in the accompanying Prospectus. As a consequence of any such deferral, quarterly Distributions on the Trust D Capital Securities by the Trust D Issuer will be deferred during any such Extension Period. Distributions to which holders of the Trust D Capital Securities are entitled will accumulate additional Distributions thereon during any Extension Period at a rate equal to the Distribution Rate, compounded quarterly from the relevant payment date for such Distributions, computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The term “Distributions” as used herein will include any such additional Distributions.

      Prior to the termination of any Extension Period, the Corporation may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Trust D Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at a rate equal to the Interest Rate, compounded quarterly, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period. No interest will be due and payable during an Extension Period, except at the end of the Extension Period. Subject to the foregoing, there is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See “Certain Terms of Trust D Capital Securities— Distributions” and “Certain Terms of Trust D Subordinated Debentures— Option to Defer Interest Payments.”

If There Is a Delay in Payment of Interest on the Trust D Capital Securities Due to an Extension Period, a Holder of Trust D Capital Securities May Have to Include Interest in Such Holder’s Taxable Income Before Such Holder Receives Cash

      Should an Extension Period occur, a holder of Trust D Capital Securities will continue to accrue income (in the form of original issue discount) for United States federal income tax purposes in respect of its pro rata share of the Trust D Subordinated Debentures held by the Trust D Issuer (which will include a holder’s pro rata share of both the stated interest and de minimis original issue discount, if any, on the Trust D Subordinated Debentures). As a result, a holder of Trust D Capital Securities will include such interest income in gross income for United States federal income tax purposes in advance of the receipt of cash attributable to such original issue discount interest income, and will not receive the cash related to such income from the Trust D Issuer if the holder disposes of the Trust D Capital Securities prior to the record date for the payment of Distributions with respect to such Extension Period. See “Certain Federal Income Tax Consequences— US Holders— Interest Income and Original Issue Discount” and “— Sales of Trust D Capital Securities.”

If the Corporation Elects to Defer Interest Payments, the Deferral May Affect the Market Price of the Trust D Capital Securities

      The Corporation has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Trust D Subordinated Debentures. However, should the Corporation elect to exercise such right in the future, the market price of the Trust D Capital Securities is likely to be affected. A holder that disposes of its Trust D Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Trust D Capital Securities. In addition, as a result of the existence of the Corporation’s right to defer interest payments, the market price of the Trust D Capital Securities (which represent preferred undivided beneficial interests in the assets of the Trust D Issuer) may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such deferrals.

On or After December      , 2008, at Any Time and From Time to Time, the Corporation May, at Its Option, Redeem the Trust D Subordinated Debentures, in Whole or in Part, in Which Case the Trust D Issuer Will Redeem a Like Amount of Trust D Capital Securities

      The Corporation may at any time and from time to time, at its option, on or after December      , 2008, redeem the Trust D Subordinated Debentures in whole or in part at 100% of the principal amount together with any accrued but unpaid interest to the date fixed for redemption. Upon redemption of the Trust D Subordinated Debentures, the Trust D Issuer will redeem a Like Amount (as defined in the accompanying Prospectus) of the Trust D Capital Securities. If the Trust D Issuer redeems Trust D Capital Securities, a former holder of Trust D Capital Securities may not be able to reinvest the proceeds from the redemption in an investment with the same or higher rate of return as the Trust D Capital Securities. See “Certain Terms of Trust D Capital Securities—Redemption.”

Subject to Prior Approval by the Federal Reserve, Upon the Occurrence of a Tax Event, Investment Company Event or Capital Treatment Event, the Corporation May Redeem 100% of the Trust D Subordinated Debentures, in Which Case the Trust D Issuer Will Redeem 100% of the Trust D Capital Securities

      Upon the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event, the Corporation has the right to redeem the Trust D Subordinated Debentures in whole, but not in part, at any time within 90 days following the occurrence and during the continuation of the Tax Event, Investment Company Event or Capital Treatment Event and thereby cause a mandatory redemption of the Trust D Capital Securities and Trust D Common Securities. Any such redemption will be at a price equal to the Liquidation Amount of the Trust D Capital Securities and Trust D Common Securities, respectively, together with accumulated Distributions to but excluding the date fixed for redemption. The ability of the Corporation to exercise its rights to redeem the Trust D Subordinated Debentures prior to the Stated Maturity may be subject to prior approval by the Federal Reserve, if then required under applicable Federal Reserve capital guidelines or policies. See “Certain Terms of Trust D Subordinated Debentures—Redemption” in this Prospectus Supplement and “Description of Capital Securities—Redemption or Exchange” in the accompanying Prospectus. If the Trust D Issuer redeems Trust D Capital Securities, a former holder of Trust D Capital Securities may not be able to reinvest the proceeds from the redemption in an investment with the same or higher rate of return as the Trust D Capital Securities.

      A “Tax Event” means the receipt by the Trust D Issuer of an opinion of counsel to the Corporation experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Trust D Capital Securities, there is more than an insubstantial risk that:

•	the Trust D Issuer is, or will be within 90 days of the delivery of such opinion, subject to United States federal income tax with respect to income received or accrued on the Trust D Subordinated Debentures,

•	interest payable by the Corporation on the Trust D Subordinated Debentures is not, or within 90 days of the delivery of such opinion will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or

•	the Trust D Issuer is, or will be within 90 days of the delivery of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

      An “Investment Company Event” means the receipt by the Trust D Issuer of an opinion of counsel to the Corporation experienced in such matters to the effect that, as a result of the occurrence of a change of law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust D Issuer is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Trust D Capital Securities.

      A “Capital Treatment Event” means the reasonable determination by the Corporation that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Trust D Capital Securities, there is more than an insubstantial risk that the Corporation will not be entitled to treat an amount equal to the Liquidation Amount of the Trust D Capital Securities as “Tier 1 Capital” (or the then equivalent thereof) for purposes of the risk-based capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation.

Recent Accounting Changes May Entitle the Corporation to Redeem the Trust D Subordinated Debentures Prior to Maturity, in Which Case the Trust D Issuer Will Redeem the Trust D Capital Securities

      Historically, issuer trusts, such as the Trust D Issuer, have been consolidated by their parent companies for accounting purposes. In addition, bank holding companies have been permitted to treat trust preferred securities, such as the Trust D Capital Securities, as Tier 1 Capital under Federal Reserve rules and regulations relating to minority interests in equity accounts of consolidated subsidiaries.

      In January 2003, the Financial Accounting Standards Board, or FASB, issued accounting interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46”). The application of this interpretation to issuer trusts and whether issuer trusts may still be consolidated is the subject of debate, as discussed in the section below entitled “Accounting Treatment; Regulatory Capital.” If issuer trusts are no longer consolidated, the trust preferred securities, such as the Trust D Capital Securities, issued by issuer trusts would not be considered a minority interest in equity accounts of a consolidated subsidiary and may not be accorded Tier 1 Capital treatment by the Federal Reserve. The Federal Reserve, in reacting to the issuance of this FASB interpretation, has indicated that qualifying trust preferred securities, such as the Trust D Capital Securities, will continue to be treated as Tier 1 Capital until notice to the contrary is given.

      If Tier 1 Capital treatment were to be disallowed in the future, then a Capital Treatment Event would occur and the Corporation would be able to redeem the Trust D Subordinated Debentures thereby causing a mandatory redemption of the Trust D Capital Securities. See “Certain Terms of Trust D Capital Securities—Redemption.” Under such circumstances, no additional cash distributions would be paid on the Trust D Capital Securities after they were redeemed and you would lose whatever future potential income you may have expected to receive as a holder of the Trust D Capital Securities. Additionally, there would be a reduction in the Corporation’s consolidated capital ratios.

Under Certain Circumstances, the Trust D Issuer May Distribute the Trust D Subordinated Debentures in Exchange for the Trust D Capital Securities, Which Could Affect the Market Price and Could Be a Taxable Event

      The holders of all the outstanding Common Securities have the right at any time to dissolve the Trust D Issuer and, after satisfaction of liabilities to creditors of the Trust D Issuer as provided by applicable law, cause the Trust D Subordinated Debentures to be distributed to the holders of the Trust D Capital Securities and Trust D Common Securities in liquidation of the Trust D Issuer. The ability of the Corporation to dissolve the Trust D Issuer may be subject to prior regulatory approval of the Federal Reserve, if then required under applicable Federal Reserve capital guidelines or policies. See “Certain Terms of Trust D Capital Securities— Liquidation of Trust D Issuer and Distribution of Trust D Subordinated Debentures to Holders” in this Prospectus Supplement and “Description of Capital Securities— Redemption or Exchange” in the accompanying Prospectus.

      Under current United States federal income tax law and interpretations and assuming, as expected, that the Trust D Issuer will not be taxable as a corporation, a distribution of the Trust D Subordinated Debentures upon a liquidation of the Trust D Issuer will not be a taxable event to holders of the Trust D Capital Securities. However, if a Tax Event were to occur that would cause the Trust D Issuer to be subject to United States federal income tax with respect to income received or accrued on the Trust D Subordinated Debentures, a distribution of the Trust D Subordinated Debentures by the Trust D Issuer would be a taxable event to the Trust D Issuer and the holders of the Trust D Capital Securities. See “Certain Federal Income Tax Consequences—US Holders—Receipt of Trust D Subordinated Debentures or Cash Upon Liquidation of the Trust D Issuer.”

If the Corporation Were to Default on Its Obligations to Pay Amounts Payable Under the Trust D Subordinated Debentures, the Trust D Issuer May Lack Funds for Payment of Distributions or Amounts Payable on Redemption of the Trust D Capital Securities, and, in such Event, Holders of the Trust D Capital Securities Would Not Be Able to Rely Upon the Trust D Guarantee for Payment of Such Amounts

      If the Corporation were to default on its obligations to pay amounts payable under the Trust D Subordinated Debentures, the Trust D Issuer may lack funds for the payment of Distributions or amounts payable on redemption of the Trust D Capital Securities or otherwise. In such event, holders of the Trust D Capital Securities would not be able to rely upon the Trust D Guarantee for payment of such amounts because that guarantee only applies if the Corporation makes the corresponding payment of principal or interest on the Trust D Subordinated Debentures.

      If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Corporation to pay any amounts payable in respect of the Trust D Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of the Trust D Capital Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of any amounts payable in respect to such Trust D Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Trust D Capital Securities of such holder (a “Direct Action”). In connection with such Direct Action, the Corporation will have a right of set-off under the Indenture to the extent of any payment made by the Corporation to such holder of Trust D Capital Securities in the Direct Action.

      Except as described herein, holders of Trust D Capital Securities will not be able to exercise directly any other remedy available to the holders of the Trust D Subordinated Debentures or assert directly any other right in respect of the Trust D Subordinated Debentures. See “Description of Junior Subordinated Debentures—Debenture Events of Defaults,” “—Enforcement of Certain Rights by Holders of Capital

Securities” and “Description of Guarantees” in the accompanying Prospectus. The Trust D Trust Agreement provides that each holder of Trust D Capital Securities by acceptance thereof agrees to the provisions of the Trust D Guarantee and the Indenture.

The Corporation Generally Will Control the Trust D Issuer Because the Voting Rights of the Trust D Capital Securities Are Very Limited; The Interests of Holders of Trust D Capital Securities May Not Be the Same as the Corporation’s Interests

      Holders of Trust D Capital Securities will have limited voting rights relating generally to the modification of the Trust D Capital Securities and the Trust D Guarantee and the exercise of the Trust D Issuer’s rights as holder of Trust D Subordinated Debentures. Holders of Trust D Capital Securities will not be entitled to appoint, remove or replace the Property Trustee or the Delaware Trustee except upon the occurrence of certain events specified in the Trust D Trust Agreement and described herein. The Property Trustee and the holders of all the Trust D Common Securities may, subject to certain conditions, amend the Trust D Trust Agreement without the consent of holders of Trust D Capital Securities to cure any ambiguity or make other provisions not inconsistent with the Trust D Trust Agreement or to ensure that the Trust D Issuer (i) will not be taxable as a corporation for United States federal income tax purposes, or (ii) will not be required to register as an “investment company” under the Investment Company Act. See “Description of Capital Securities—Removal of Issuer Trustees” and “—Voting Rights; Amendment of Each Trust Agreement” in the accompanying Prospectus.

There Can Be No Assurance as to the Market Prices for the Trust D Capital Securities or the Trust D Subordinated Debentures for Which They Are Exchangeable

      There can be no assurance as to the market prices for Trust D Capital Securities, or the market prices for Trust D Subordinated Debentures that may be distributed in exchange for Trust D Capital Securities if a liquidation of the Trust D Issuer occurs. Accordingly, the Trust D Capital Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Trust D Subordinated Debentures that a holder of Trust D Capital Securities may receive on liquidation of the Trust D Issuer, may trade at a discount to the price that the investor paid to purchase the Trust D Capital Securities offered hereby. Because holders of Trust D Capital Securities may receive Trust D Subordinated Debentures on termination of the Trust D Issuer, prospective purchasers of Trust D Capital Securities are also making an investment decision with regard to the Trust D Subordinated Debentures and should carefully review all the information regarding the Trust D Subordinated Debentures contained herein. See “Certain Terms of Trust D Subordinated Debentures” in this Prospectus Supplement and “Description of Junior Subordinated Debentures—Corresponding Junior Subordinated Debentures” in the accompanying Prospectus.

An Active Trading Market for the Trust D Capital Securities or the Trust D Subordinated Debentures for Which They Are Exchangeable May Not Develop; The Market Price of the Trust D Capital Securities or the Trust D Subordinated Debentures for Which They Are Exchangeable May Be Influenced by Unpredictable Factors

      Although application will be made to list the Trust D Capital Securities on The New York Stock Exchange, no assurance can be given that the Trust D Capital Securities will be approved for listing. If approved for listing, listing does not guarantee that a trading market for the Trust D Capital Securities will develop or, if a trading market for the Trust D Capital Securities does develop, the depth of that market or the ability of holders to sell their Trust D Capital Securities easily.

      Several factors will influence the trading price of the Trust D Capital Securities or the Trust D Subordinated Debentures, including:

•	interest and yield rates in the market,

•	the time remaining to the maturity of the Trust D Capital Securities or the Trust D Subordinated Debentures, and

•	the Corporation’s creditworthiness.

Some or all of these factors will influence the price an investor will receive if the investor sells its Trust D Capital Securities or Trust D Subordinated Debentures prior to the Stated Maturity.

THE PNC FINANCIAL SERVICES GROUP, INC.

      The Corporation is a bank holding company registered under the Bank Holding Company Act of 1956, as amended, and a financial holding company under the Gramm-Leach-Bliley Act. The Corporation was incorporated under Pennsylvania law in 1983 with the consolidation of Pittsburgh National Corporation and Provident National Corporation. Since 1983, the Corporation has diversified its geographical presence, business mix and product capabilities through strategic bank and nonbank acquisitions and the formation of various nonbanking subsidiaries.

      The Corporation is one of the largest diversified financial services companies in the United States, currently operating businesses engaged in regional community banking; wholesale banking, including corporate banking, real estate finance and asset-based lending; wealth management; asset management and global fund services. The Corporation provides certain products and services nationally and others in the Corporation’s primary geographic markets in Pennsylvania, New Jersey, Delaware, Ohio and Kentucky. The Corporation also provides certain banking, asset management and global fund processing services internationally. At September 30, 2003, the Corporation’s unaudited consolidated assets and deposits were $72.3 billion and $45.5 billion, respectively.

      The Corporation’s principal executive offices are located at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, and its telephone number is (412) 762-2000.

PNC CAPITAL TRUST D

      The Trust D Issuer is a statutory trust formed under Delaware law pursuant to (i) a trust agreement executed by the Corporation, as Depositor of the Trust D Issuer, and the Delaware Trustee and (ii) the filing of a Certificate of Trust with the Delaware Secretary of State on April 16, 1998. The Trust D Issuer will be governed by the Trust D Trust Agreement. Two individuals will be selected by the holders of the Trust D Common Securities to act as administrators with respect to the Trust D Issuer (the “Administrators”). The Corporation, while holder of the Trust D Common Securities, intends to select two individuals who are employees or officers of or affiliated with the Corporation to serve as the Administrators. The Trust D Issuer exists for the exclusive purposes of (i) issuing and selling the Trust D Securities, (ii) investing the gross proceeds of the Trust D Securities in the Trust D Subordinated Debentures and (iii) engaging in only those other activities necessary, convenient or incidental thereto. Accordingly, the Trust D Subordinated Debentures will be the sole assets of the Trust D Issuer and payments under the Trust D Subordinated Debentures owned by the Trust D Issuer will be the sole revenue of the Trust D Issuer.

      All of the Trust D Common Securities will initially be owned directly or indirectly by the Corporation. The Trust D Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Trust D Capital Securities, except that upon the occurrence and continuation of a Debenture Event of Default arising as a result of any failure by the Corporation to pay any amounts in respect of the Trust D Subordinated Debentures owned by the Trust D Issuer when due, the rights of the Corporation as the holder of the Trust D Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Trust D Capital Securities. See “Description of Capital Securities— Subordination of Common Securities” in the accompanying Prospectus. The Corporation will acquire Trust D Common Securities in an aggregate Liquidation Amount equal to at least 3% of the total capital of the Trust D Issuer.

      The Trust D Issuer has a term of 55 years, but may dissolve earlier as provided in the Trust D Trust Agreement. The name and address of the Delaware Trustee for the Trust D Issuer is Deutsche Bank Trust Company Delaware, 1011 Centre Road, Suite 200, Wilmington, Delaware 19805, telephone number (302) 636-3305, and the name and address of the Property Trustee, the Guarantee Trustee and the Debenture Trustee is Deutsche Bank Trust Company Americas, 60 Wall Street, 27th Floor, New York, New York 10005, telephone number (212) 250-2500.

RECENT DEVELOPMENTS

Supervision and Regulation

      In September 2003, the Federal Reserve Bank of Cleveland and the Office of the Comptroller of the Currency (“OCC”) terminated the formal written agreements entered into with the Corporation and PNC Bank, N.A., the Corporation’s principal bank subsidiary, respectively, in July 2002. These agreements had addressed issues including risk management and financial controls and were related to three transactions in 2001 that had given rise to a financial restatement in January 2002. Since entering into these agreements, the Corporation has enhanced its risk management, internal controls, governance and loan administration practices, improved its regulatory relations and improved overall credit quality, while working in conjunction with its regulators to address the various requirements set forth in the written agreements.

      These transactions and the accounting for them were also the subject of a consent order entered into between the Corporation and the SEC in July 2002 and a deferred prosecution agreement between a non-bank subsidiary of the Corporation and the U.S. Department of Justice in June 2003. Under the terms of the deferred prosecution agreement, the subsidiary established a $90 million restitution fund to satisfy claims stemming from these transactions and paid a $25 million monetary penalty to the government. Also under the deferred prosecution agreement, the Department of Justice filed a complaint against the subsidiary but will seek dismissal of that complaint after 12 months if the subsidiary complies with the deferred prosecution agreement.

      Following announcement of the deferred prosecution agreement, Moody’s Investors Service initiated a review for a possible downgrade. Moody’s concluded its review on October 15, 2003 with the announcement that it had affirmed its ratings of the Corporation and its subsidiaries with a stable outlook.

      For a description of certain other judicial or administrative proceedings or other matters arising out of the transactions referred to above, please see the Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, which is incorporated by reference into this Prospectus Supplement.

Acquisition of United National Bancorp

      On August 21, 2003, the Corporation and its wholly owned subsidiary PNC Bancorp Inc. entered into an Agreement and Plan of Merger to acquire United National Bancorp.

      Under the terms of the merger agreement, United National Bancorp’s shareholders are entitled to elect to receive the merger consideration in shares of the Corporation’s common stock or cash, subject to pro ration. The aggregate merger consideration is approximately 6.5 million shares of common stock of the Corporation (subject to adjustment) and approximately $320 million in cash. United National Bancorp is a $3 billion asset bank holding company for UnitedTrust Bank, which provides a full range of commercial and retail bank services through 45 branches in New Jersey and seven branches in Pennsylvania.

      The transaction is expected to close in the first quarter of 2004. The merger is subject to customary closing conditions, including regulatory approvals and the approval of shareholders of United National Bancorp. On December 2, 2003, United National Bancorp shareholders approved the transaction at a special meeting. As of the date of this Prospectus Supplement, the Corporation has received all applicable approvals with respect to the merger and the bank combination from the Federal Reserve, OCC and the New Jersey Department of Banking and Insurance.

SUMMARY CONSOLIDATED FINANCIAL DATA

      The following unaudited table sets forth certain consolidated financial data for the Corporation and its subsidiaries. This financial data is derived from, should be read in conjunction with, and is qualified in its entirety by, the detailed information and consolidated financial statements and related notes for the respective periods included in the documents incorporated herein by reference. See “Where You Can Find More Information” in this Prospectus Supplement.

	Nine Months Ended
	September 30
	(Unaudited)				Year Ended December 31,

	2003		2002		2002		2001(a)		2000		1999		1998

	(Dollars In Millions)
Summary of Operations
Interest income	$2,102		$2,431		$3,172		$4,137		$4,732		$4,583		$5,024
Interest expense	566		758		975		1,875		2,568		2,239		2,536
Net interest income	1,536		1,673		2,197		2,262		2,164		2,344		2,488
Provision for credit losses	143		244		309		903		136		163		225
Noninterest income	2,477		2,431		3,197		2,652		2,950		2,460		2,092
Noninterest expense	2,626		2,436		3,227		3,414		3,103		2,838		2,698
Income taxes	393		476		621		187		634		586		571
Income from continuing operations	727		922		1,200		377		1,214		1,202		1,080
Income (loss) from discontinued operations(b)	—		—		(16)		5		65		62		35
Income before cumulative effect of accounting change	727		922		1,184		382		1,279		1,264		1,115
Cumulative effect of accounting change(b)	—		—		—		(5)		—		—		—
Net income	727		922		1,184		377		1,279		1,264		1,115
Period-End Balance Sheet Data
Total assets	$72,284		$67,659		$66,377		$69,638		$69,921		$69,360		$70,829
Loans, net of unearned income	34,514		35,917		35,450		37,974		50,601		49,673		57,633
Allowance for credit losses	648		648		673		560		598		600		678
Shareholders’ equity	6,637		6,717		6,859		5,823		6,656		5,946		6,043
Average Balance Sheet Data
Total assets	$67,621		$66,841		$66,589		$70,485		$69,053		$68,439		$69,715
Earning assets	55,240		55,824		55,345		59,341		59,875		61,301		63,077
Loans, net of unearned income	34,800		37,685		37,123		44,821		50,018		52,780		55,613
Securities available for sale	14,330		11,355		11,647		10,775		6,061		6,084		6,129
Deposits	44,310		44,123		44,118		45,211		45,672		44,152		43,894
Borrowed funds	10,492		11,274		10,712		13,482		13,746		15,466		17,908
Shareholders’ equity	6,691		6,163		6,293		6,633		6,137		5,870		5,581
Selected Ratios From Net Income
Return on average common shareholders’ equity	14.53%		20.01%		18.83%		5.65%		21.63%		22.41%		20.81%
Return on average assets	1.44		1.84		1.78		.53		1.68		1.69		1.49
Net interest margin	3.71		4.00		3.99		3.81		3.37		3.68		3.85
Credit Quality Ratios
Nonperforming loans to period-end loans	.94%		.75%		.87%		.56%		.64%		.59%		.50%
Nonperforming assets to period-end loans, loans held for sale and foreclosed assets	1.1		1.08		1.13		.93		.71		.61		.55
As a percent of average loans
Net charge-offs	.62		.67		.60		2.12		.27		.31		.80
Provision for credit losses	.55		.87		.83		2.01		.27		.31		.40
Allowance for credit losses	1.86		1.72		1.81		1.25		1.20		1.14		1.22
Allowance as a percent of period-end
Loans	1.88		1.80		1.90		1.47		1.18		1.21		1.18
Nonperforming loans	200		239		218		265		185		206		237
Ratio of Earnings to Fixed Charges (c)
Excluding interest on deposits	4.94	x	5.16	x	5.21	x	1.74	x	2.79	x	2.82	x	2.42	x
Including interest on deposits	2.75		2.65		2.67		1.28		1.69		1.76		1.63

(a)	See “2001 Strategic Repositioning” in the Consolidated Balance Sheet Review portion of the Financial Review section of the Corporation’s 2002 Annual Report to Shareholders, included as Exhibit 13 to the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2002 for further information regarding items impacting the comparability of 2001 amounts with other periods presented.

(b)	Net of tax.

(c)	The consolidated ratio of earnings to fixed charges has been computed by dividing income from continuing operations before taxes (which excludes the income (loss) from discontinued operations and the cumulative effect of accounting change) and fixed charges by fixed charges. Fixed charges represent all interest expense (ratios are presented both excluding and including interest on deposits), borrowed funds discount, amortization expense and the portion of net rental expense which is deemed to be equivalent to interest on debt. Interest expense (other than on deposits) includes interest on bank notes and senior debt, federal funds purchased, repurchase agreements, other borrowed funds and subordinated debt.

CAPITALIZATION OF THE PNC FINANCIAL SERVICES GROUP, INC.

(UNAUDITED)

      The following table sets forth the actual unaudited consolidated capitalization of the Corporation as of September 30, 2003 and as adjusted to reflect the offering of the Trust D Capital Securities and issuance of the Trust D Subordinated Debentures. This data is prepared on a basis consistent with that of the Corporation’s audited consolidated financial statements for the year ended December 31, 2002.

      The following data should be read in conjunction with the Corporation’s unaudited consolidated financial statements included in the Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 and audited consolidated financial statements incorporated by reference in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2002.

	September 30, 2003

	Actual	As Adjusted

	(Dollars in Millions)
Deposits	$45,523		$45,523
Subordinated debt	1,980		1,980
Short-term debt	1,929		1,929
Mandatorily redeemable capital securities of subsidiary trusts	848		848
Mandatorily redeemable capital securities of subsidiary trust offered hereby	—
Commercial paper	2,483		2,483
Liabilities of certain variable interest entities	2,415		2,415
Other borrowed funds	4,208		4,208

Total debt	59,386

Equity capital:
Common stock	1,764		1,764
Preferred stock(a)	—		—
Treasury stock	(3,867)		(3,867)
Capital surplus	1,110		1,110
Retained earnings	7,507		7,507
Other	123		123

Total equity capital	6,637		6,637

Total capitalization	$66,023	$

(a)	Less than $0.5 million at September 30, 2003.

USE OF PROCEEDS

      The Trust D Issuer will use all proceeds received from the sale of the Trust D Securities to purchase Trust D Subordinated Debentures from the Corporation. The Corporation intends to use the proceeds from the sale of the Trust D Subordinated Debentures for general corporate purposes, which may include:

•	infusions of capital into the Banks and other non-Bank affiliates of the Corporation,

•	financing of possible future acquisitions,

•	repayment of other outstanding indebtedness, and

•	repurchases of issued and outstanding shares of common and/or preferred stock under authorized programs of the Corporation.

Until the Corporation uses the net proceeds from the sale of the Trust D Subordinated Debentures for these purposes, the Corporation will use the net proceeds to reduce its short-term indebtedness or for temporary investments. The Corporation may from time to time engage in additional financing of a character and in amounts to be determined.

ACCOUNTING TREATMENT; REGULATORY CAPITAL

      In January 2003, the Financial Accounting Standards Board (the “FASB”) issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities (“FIN 46”). FIN 46 significantly changes how companies determine whether they must consolidate an entity depending on whether the entity is a voting rights entity or a variable interest entity. Traditionally, issuer trusts, such as the Trust D Issuer, used for issuing trust preferred securities, such as the Trust D Capital Securities, have been consolidated by their parent companies and trust preferred securities have been eligible for Tier 1 Capital treatment by bank holding companies under Federal Reserve rules and regulations. The Corporation continues to consolidate its issuer trusts.

      For regulatory reporting purposes, the Federal Reserve has advised that trust preferred securities, such as the Trust D Capital Securities, will continue to constitute Tier 1 Capital until further notice. Consistent with the Federal Reserve’s position, the Corporation continues to treat trust preferred securities issued by its issuer trusts as Tier 1 Capital. However, it is possible that the Federal Reserve may in the future conclude that trust preferred securities, such as the Trust D Capital Securities, should no longer be treated as Tier 1 Capital. If Tier 1 Capital treatment were disallowed, then:

•	A Capital Treatment Event would occur and the Corporation would have the right to redeem the Trust D Subordinated Debentures in whole, but not in part, at any time within 90 days following the occurrence and during the continuation of such Capital Treatment Event. A redemption of the Trust D Subordinated Debentures would cause a mandatory redemption of a Like Amount of the Trust D Securities at the Redemption Price. See “Certain Terms of Trust D Capital Securities — Redemption.”

•	There would be a reduction in the Corporation’s consolidated capital ratios.

      As of September 30, 2003, on a pro forma basis, after giving effect to the offering of the Trust D Capital Securities, the Corporation had approximately $           billion in outstanding trust preferred securities that the Corporation treated as Tier 1 Capital for bank regulatory purposes.

CERTAIN TERMS OF TRUST D CAPITAL SECURITIES

General

      The following summary of certain terms and provisions of the Trust D Capital Securities supplements the description of the terms and provisions of the Capital Securities set forth in the accompanying Prospectus under the heading “Description of Capital Securities,” to which description reference is hereby made. This summary of certain terms and provisions of the Trust D Capital Securities, which describes the material provisions of the Trust D Capital Securities, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Trust D Trust Agreement to which reference is hereby made. The form of the Trust D Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part.

Distributions

      The Trust D Capital Securities represent preferred undivided beneficial ownership interests in the Trust D Issuer, and Distributions on the Trust D Capital Securities will be payable at the annual rate of           % (the “Distribution Rate”) on the stated Liquidation Amount of $25 per Trust D Capital Security, payable quarterly in arrears on March      , June      , September      and December      of each year (each a “Distribution Date”), to the holders of the Trust D Capital Securities on the relevant record dates. The record dates for the Trust D Capital Securities will be the 15th calendar day prior to the relevant Distribution Dates. Distributions will accumulate from the date of original issuance. The first Distribution Date for the Trust D Capital Securities will be March      , 2004. The amount of Distributions payable for any period less than a full Distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. In the event that any Distribution Date would otherwise fall on a day that is not a Business Day, such Distribution Date will be postponed to the next day that is a Business Day (without any additional Distributions or other payment in respect of such delay). See “Description of Capital Securities—Distributions” in the accompanying Prospectus. The period beginning on, and including, the date of original issuance of the Trust D Capital Securities, and ending on, but excluding, the first Distribution Date, and each successive period beginning on, and including, a Distribution Date, and ending on, but excluding, the next succeeding Distribution Date is called a “Distribution Period.”

Deferral of Distributions

      So long as no Debenture Event of Default has occurred and is continuing, the Corporation has the right under the Indenture to defer payment of interest on the Trust D Subordinated Debentures at any time or from time to time, for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Trust D Subordinated Debentures. As a consequence of any such deferral of interest payments by the Corporation, quarterly Distributions on the Trust D Capital Securities by the Trust D Issuer will also be deferred during any such Extension Period. Distributions to which holders of the Trust D Capital Securities are entitled will accumulate additional Distributions thereon at the Distribution Rate, compounded quarterly from the relevant payment date for such Distributions, computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The term “Distributions” as used herein will include any such additional Distributions.

      During an Extension Period, the Corporation may not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation’s capital stock, or

•	make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including other series of Junior Subordinated Debentures) that rank pari passu in all respects with or junior in interest to the Trust D Subordinated Debentures other than:

•	repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period,

•	as a result of an exchange or conversion of any class or series of the Corporation’s capital stock (or any capital stock of a subsidiary of the Corporation) for any class or series of the Corporation’s capital stock, or of any class or series of the Corporation’s indebtedness for any class or series of the Corporation’s capital stock,

•	the purchase of fractional interests in shares of the Corporation’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged,

•	any declaration of a dividend in connection with any stockholder’s rights plan, or the issuance of rights, stock or other property under any stockholder’s rights plan, or the redemption or repurchase of rights pursuant thereto, or

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock.

      Prior to the termination of any Extension Period, the Corporation may further defer the payment of interest on the Trust D Subordinated Debentures, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Trust D Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the Interest Rate compounded quarterly, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period, subject to the above conditions. No interest will be due and payable during an Extension Period, except at the end of the Extension Period. The Corporation must give the holders of the Trust D Subordinated Debentures and the Debenture Trustee notice of its election of an Extension Period at least one Business Day prior to the earlier of (i) the next succeeding date on which Distributions on the Trust D Capital Securities would have been payable but for the election to begin such Extension Period and (ii) the date on which the Property Trustee is required to give notice to holders of the Trust D Capital Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of the Corporation’s election to begin a new Extension Period to the holders of the Trust D Capital Securities. Subject to the foregoing, there is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See “Certain Terms of Trust D Subordinated Debentures—Option to Defer Interest Payments” and “Certain Federal Income Tax Consequences—US Holders—Interest Income and Original Issue Discount.”

      The Corporation has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Trust D Subordinated Debentures.

      The revenue of the Trust D Issuer available for distribution to holders of the Trust D Capital Securities will be limited to payments under the Trust D Subordinated Debentures in which the Trust D Issuer will invest the proceeds from the issuance and sale of the Trust D Capital Securities. See “Description of Junior Subordinated Debentures” in the accompanying Prospectus and “Certain Terms of Trust D Subordinated Debentures” in this Prospectus Supplement. If the Corporation does not make payments on the Trust D Subordinated Debentures, the Trust D Issuer may not have funds available to pay Distributions or other amounts payable on the Trust D Capital Securities. The payment of Distributions and other amounts payable on the Trust D Capital Securities (if and to the extent the Trust D Issuer has funds legally available for and cash sufficient to make such payments) is guaranteed by the Corporation on a limited basis as set forth under “Description of Guarantees” in the accompanying Prospectus and “Certain Terms of Trust D Guarantee” in this Prospectus Supplement.

Redemption

      Upon the repayment or redemption, in whole or in part, of the Trust D Subordinated Debentures, whether at Stated Maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption will be applied by the Property Trustee to redeem a Like Amount of the Trust D Securities, upon not less than 30 nor more than 60 days’ notice prior to the date fixed for redemption, at a redemption price, with respect to the Trust D Securities (the “Redemption Price”), equal to the aggregate Liquidation Amount of such Trust D Securities, plus accumulated and unpaid Distributions thereon to the date of redemption (the “Redemption Date”). See “Certain Terms of Trust D Subordinated Debentures—Redemption.” If less than all of the Trust D Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from the repayment or redemption will be allocated to the redemption pro rata of the Trust D Capital Securities and the Trust D Common Securities.

      The Corporation has the right to redeem the Trust D Subordinated Debentures:

•	on or after December , 2008, in whole at any time or in part from time to time, or

•	in whole, but not in part, at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event,

in each case subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies. A redemption of the Trust D Subordinated Debentures would cause a mandatory redemption of a Like Amount of the Trust D Securities at the Redemption Price.

Liquidation of Trust D Issuer and Distribution of Trust D Subordinated Debentures to Holders

      The Corporation, as holder of all the outstanding Trust D Common Securities, will have the right at any time to dissolve the Trust D Issuer and, after satisfaction of liabilities to creditors of the Trust D Issuer as required by applicable law, to cause the Trust D Subordinated Debentures to be distributed to the holders of the Trust D Capital Securities in exchange therefor upon liquidation of the Trust D Issuer. This right is subject to the Corporation’s having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies.

      Under current United States federal income tax law and interpretations and assuming, as expected, the Trust D Issuer is treated as a grantor trust, a distribution of Trust D Subordinated Debentures in exchange for the Trust D Capital Securities should not be a taxable event to holders of the Trust D Capital Securities. Should there be a change in law, a change in legal interpretation, a Tax Event or other circumstances, however, the distribution could be a taxable event to holders of the Trust D Capital Securities. See “Certain Federal Income Tax Consequences— US Holders— Receipt of Trust D Subordinated Debentures or Cash Upon Liquidation of the Trust D Issuer.” If the Corporation elects neither to redeem the Trust D Subordinated Debentures prior to maturity nor to liquidate the Trust D Issuer and distribute the Trust D Subordinated Debentures to holders of the Trust D Capital Securities in exchange therefor, the Trust D Capital Securities will remain outstanding until the Stated Maturity of the Trust D Subordinated Debentures.

      If the Corporation elects to liquidate the Trust D Issuer and thereby causes the Trust D Subordinated Debentures to be distributed to holders of the Trust D Capital Securities in exchange therefor upon liquidation of the Trust D Issuer, the Corporation will continue to have the right to redeem the Trust D Subordinated Debentures in certain circumstances upon the occurrence of a Tax Event, Investment Company Event or Capital Treatment Event, as described under “Certain Terms of Trust D Subordinated Debentures—Redemption.”

Liquidation Value

      The amount payable on the Trust D Capital Securities in the event of any liquidation of the Trust D Issuer is $25 per Trust D Capital Security plus accumulated and unpaid Distributions, which amount may be paid in the form of a distribution of a Like Amount of Trust D Subordinated Debentures, subject to certain exceptions. See “Description of Capital Securities— Liquidation Distribution Upon Dissolution” in the accompanying Prospectus.

Registration of Trust D Capital Securities

      The Trust D Capital Securities will be represented by one or more global certificates registered in the name of DTC or its nominee, Cede & Co. Beneficial interests in the Trust D Capital Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as described below and in the accompanying Prospectus, Trust D Capital Securities in certificated form will not be issued in exchange for the global certificates. See “Book-Entry Issuance” in the accompanying Prospectus.

      A global security will be exchangeable for Trust D Capital Securities registered in the names of persons other than DTC or its nominee only if:

•	DTC advises the Corporation and the Issuer Trustees in writing that it is unwilling or unable to properly discharge its responsibilities as a depositary for the global security and the Corporation is unable to locate a qualified successor within 90 days of receipt of the notice from DTC,

•	the Corporation at its option advises DTC in writing that it elects to terminate the book-entry system through DTC, or

•	there shall have occurred and be continuing a Debenture Event of Default with respect to the Trust D Subordinated Debentures.

Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that the instructions will be based upon directions received by DTC from its Participants (as defined in the accompanying Prospectus) with respect to ownership of beneficial interests in the global security. In the event that Trust D Capital Securities are issued in definitive form, the Trust D Capital Securities will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

      Payments on, and any distributions of Trust D Subordinated Debentures in exchange for, Trust D Capital Securities represented by a global security will be made to DTC, as the depositary for the Trust D Capital Securities. In the event Trust D Capital Securities are not held by DTC:

•	the Liquidation Amount and Distributions will be payable by check mailed to the address of the persons entitled thereto as such appears on the securities register for the Trust D Capital Securities,

•	the transfer of the Trust D Capital Securities will be registrable,

•	Trust D Subordinated Debentures will be distributed in exchange for Trust D Capital Securities following a termination of the Trust D Issuer, and

•	Trust D Capital Securities will be exchangeable for Trust D Capital Securities of other denominations of a like aggregate Liquidation Amount, at the corporate office of the Property Trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by the Administrators or the Property Trustee.

For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see “Book-Entry Issuance” in the accompanying Prospectus.

CERTAIN TERMS OF TRUST D SUBORDINATED DEBENTURES

General

      The Trust D Subordinated Debentures will be issued as a series of junior subordinated deferrable interest debentures under the Indenture. The following summary of certain terms and provisions of the Trust D Subordinated Debentures supplements the description of the terms and provisions of the Corresponding Junior Subordinated Debentures (as defined in the accompanying Prospectus) set forth in the accompanying Prospectus under the heading “Description of Junior Subordinated Debentures” to which description reference is hereby made. The summary of certain terms and provisions of the Trust D Subordinated

Debentures set forth below, which describes the material provisions of the Trust D Subordinated Debentures, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Indenture, to which reference is hereby made. The form of the Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part.

      Concurrently with the issuance of the Trust D Capital Securities, the Trust D Issuer will invest the proceeds thereof, together with the consideration paid by the Corporation for the Trust D Common Securities, in the Trust D Subordinated Debentures issued by the Corporation. The Trust D Subordinated Debentures will bear interest at an annual rate of           % (the “Interest Rate”), payable quarterly in arrears on March      , June      , September      and December      of each year (each, an “Interest Payment Date”), commencing March      , 2004, and at maturity to the person in whose name each Trust D Subordinated Debenture is registered at the close of business on the 15th calendar day prior to the relevant Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Trust D Issuer, each Trust D Subordinated Debenture will be registered in the name of the Trust D Issuer and held by the Property Trustee in trust for the benefit of the holders of the Trust D Securities. The amount of interest payable for any period less than a full interest period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. In the event that any Interest Payment Date would otherwise fall on a day that is not a Business Day, such Interest Payment Date will be postponed to the next day that is a Business Day (without any interest or other payment in respect of any such delay). Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the Interest Rate, compounded quarterly and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The term “interest” as used herein will include quarterly interest payments and interest on quarterly interest payments not paid on the applicable Interest Payment Date, as applicable. Notwithstanding anything to the contrary set forth above, if the maturity date falls on a day that is not a Business Day, the payment of principal and interest will be paid on the next succeeding Business Day, with the same force and effect as if made on such maturity date and no interest on such payments will accrue from and after the maturity date.

      The Trust D Subordinated Debentures will mature on December      , 2033, subject to the Maturity Adjustment (such date, as it may be shortened by the Maturity Adjustment is referred to herein as the Stated Maturity). The Maturity Adjustment represents the right of the Corporation to shorten the maturity date once at any time to any date not earlier than December      , 2008 subject to the Corporation having received prior approval by the Federal Reserve if then required under applicable capital guidelines or policies. In the event the Corporation elects to shorten the Stated Maturity of the Trust D Subordinated Debentures, it will give notice to the registered holders of the Trust D Subordinated Debentures, the Debenture Trustee and the Trust D Issuer of such shortening no less than 90 days prior to the effectiveness thereof. The Property Trustee must give notice to the holders of the Trust D Securities of the shortening of the Stated Maturity at least 30 but not more than 60 days before such date.

      The Trust D Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Indebtedness of the Corporation. See “Description of Junior Subordinated Debentures— Subordination” in the accompanying Prospectus. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including PNC Bank, upon such subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Trust D Subordinated Debentures and the Trust D Guarantee will be effectively subordinated to all existing and future liabilities of the Corporation’s subsidiaries, and holders of Trust D Subordinated Debentures and beneficiaries of the Trust D Guarantee should look only to the assets of the Corporation for payments on the Trust D Subordinated Debentures or under the Trust D Guarantee. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Indebtedness, whether under the Indenture, any other existing indenture or any other indenture that the Corporation may enter into in the future or otherwise. See “Description of Junior Subordinated Debentures—Subordination” in the accompanying Prospectus.

Option To Defer Interest Payments

      So long as no Debenture Event of Default has occurred and is continuing, the Corporation has the right under the Indenture at any time or from time to time during the term of the Trust D Subordinated Debentures to defer the payment of interest on the Trust D Subordinated Debentures for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Trust D Subordinated Debentures. At the end of the Extension Period, the Corporation must pay all interest then accrued and unpaid on the Trust D Subordinated Debentures (together with interest on the unpaid interest at the Interest Rate, compounded quarterly and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Trust D Subordinated Debentures (or holders of Trust D Capital Securities while such series is outstanding) will be required to accrue interest income for United States federal income tax purposes. See “Certain Federal Income Tax Consequences— US Holders— Interest Income and Original Issue Discount.”

      During an Extension Period, the Corporation may not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation’s capital stock, or

•	make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including other series of Junior Subordinated Debentures) that rank pari passu in all respects with or junior in interest to the Trust D Subordinated Debentures other than:

•	repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period,

•	as a result of an exchange or conversion of any class or series of the Corporation’s capital stock (or any capital stock of a subsidiary of the Corporation) for any class or series of the Corporation’s capital stock, or of any class or series of the Corporation’s indebtedness for any class or series of the Corporation’s capital stock,

•	the purchase of fractional interests in shares of the Corporation’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged,

•	any declaration of a dividend in connection with any stockholder’s rights plan, or the issuance of rights, stock or other property under any stockholder’s rights plan, or the redemption or repurchase of rights pursuant thereto, or

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock.

      Prior to the termination of any Extension Period, the Corporation may further defer the payment of interest on the Trust D Subordinated Debentures, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Trust D Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period subject to the above requirements. No interest will be due and payable during an Extension Period, except at the end of the Extension Period. The Corporation must give the Trust D Issuer notice of its election to begin an Extension Period at least one Business Day prior to the earlier of

(i) the date Distributions on the Trust D Securities would have been payable except for the election to begin such Extension Period and (ii) the date the Property Trustee is required to give notice to holders of Trust D Capital Securities of the record date for such Distributions, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of the Corporation’s election to begin a new Extension Period to the holders of the Trust D Capital Securities. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See “Description of Junior Subordinated Debentures—Option to Defer Interest Payments” in the accompanying Prospectus.

Trust Costs And Expenses

      In the Indenture, the Corporation, as borrower, has agreed to pay all debts and other obligations (other than with respect to the Trust D Capital Securities) and all costs and expenses of the Trust D Issuer (including costs and expenses relating to the organization of the Trust D Issuer, the fees and expenses of the Issuer Trustees and the costs and expenses relating to the operation of the Trust D Issuer) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which the Trust D Issuer might become subject.

Redemption

      Subject to the Corporation’s having received prior approval by the Federal Reserve if then required under applicable capital guidelines or policies, the Trust D Subordinated Debentures are redeemable prior to maturity at the option of the Corporation:

•	on or after December , 2008 in whole at any time or in part from time to time, or

•	in whole, but not in part, at any time, within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event.

The proceeds of any such redemption will be used by the Trust D Issuer to redeem the Trust D Securities.

      The redemption price with respect to the Trust D Subordinated Debentures will be equal to 100% of the principal amount of the Trust D Subordinated Debentures so redeemed plus accrued and unpaid interest thereon to the date of redemption.

Distribution of Trust D Subordinated Debentures

      As described under “Certain Terms of Trust D Capital Securities—Liquidation of Trust D Issuer and Distribution of Trust D Subordinated Debentures to Holders,” under certain circumstances involving the termination of the Trust D Issuer, Trust D Subordinated Debentures may be distributed to the holders of the Trust D Capital Securities in exchange therefor upon liquidation of the Trust D Issuer after satisfaction of liabilities to creditors of the Trust D Issuer as provided by applicable law. If distributed to holders of Trust D Capital Securities, the Trust D Subordinated Debentures will initially be issued in the form of one or more global securities and DTC, or any successor depositary for the Trust D Capital Securities, will act as depositary for the Trust D Subordinated Debentures. It is anticipated that the depositary arrangements for the Trust D Subordinated Debentures would be substantially identical to those in effect for the Trust D Capital Securities. If Trust D Subordinated Debentures are distributed to the holders of Trust D Capital Securities in exchange therefor upon the liquidation of the Trust D Issuer, the Trust D Subordinated Debentures will not be listed on The New York Stock Exchange or any other stock exchange or automated quotation system. There can be no assurance as to the market for or price of any Trust D Subordinated Debentures that may be distributed to the holders of Trust D Capital Securities.

Registration of Trust D Subordinated Debentures

      The Trust D Subordinated Debentures will be registered in the name of the Trust D Issuer. In the event that the Trust D Subordinated Debentures are distributed to holders of Trust D Capital Securities, it is anticipated that the depositary and other arrangements for the Trust D Subordinated Debentures will be substantially identical to those in effect for the Trust D Capital Securities, as applicable. See “Certain Terms of Trust D Capital Securities—Registration of Trust D Capital Securities.”

CERTAIN TERMS OF TRUST D GUARANTEE

      The Trust D Guarantee guarantees to the holders of the Trust D Securities the following payments, to the extent not paid by the Trust D Issuer:

•	any accumulated and unpaid Distributions required to be paid on the Trust D Capital Securities, to the extent that the Trust D Issuer has funds on hand available therefor at such time,

•	the Redemption Price with respect to any Trust D Capital Securities called for redemption, to the extent that the Trust D Issuer has funds on hand available therefor at such time, and

•	upon a voluntary or involuntary termination, winding-up or liquidation of the Trust D Issuer (unless the Trust D Subordinated Debentures are distributed to holders of the Trust D Capital Securities), the lesser of:

•	the aggregate of the Liquidation Amount of the Trust D Capital Securities and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust D Issuer has funds on hand available therefor at such time, and

•	the amount of assets of the Trust D Issuer remaining available for distribution to holders of the Trust D Capital Securities in liquidation of the Trust D Issuer.

The Trust D Guarantee will be qualified as an indenture under the Trust Indenture Act. Deutsche Bank Trust Company Americas will act as the Guarantee Trustee for the purposes of compliance with the Trust Indenture Act and will hold the Trust D Guarantee for the benefit of the holders of the Trust D Securities. Deutsche Bank Trust Company Americas will also act as Debenture Trustee for the Trust D Subordinated Debentures and as Property Trustee for the Trust D Securities.

      The holders of not less than a majority in aggregate Liquidation Amount of the outstanding Trust D Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Trust D Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Trust D Guarantee. Any holder of the Trust D Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Trust D Guarantee without first instituting a legal proceeding against the Trust D Issuer, the Guarantee Trustee or any other person or entity.

      If the Corporation were to default on its obligation to pay amounts payable under the Trust D Subordinated Debentures, the Trust D Issuer would lack funds for the payment of Distributions or amounts payable on redemption of the Trust D Capital Securities or otherwise, and, in such event, holders of the Trust D Capital Securities would not be able to rely upon the Trust D Guarantee for payment of such amounts. Instead, if a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Corporation to pay interest on or principal of the Trust D Subordinated Debentures on the applicable payment date, then a holder of Trust D Capital Securities may institute a Direct Action against the Corporation pursuant to the terms of the Indenture for enforcement of payment to such holder of the principal of or interest on such Trust D Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Trust D Capital Securities of such holder.

      In connection with such Direct Action, the Corporation will have a right of set-off under the Indenture to the extent of any payment made by the Corporation to such holder of Trust D Capital Securities in the Direct Action. Except as described herein, holders of Trust D Capital Securities will not be able to exercise directly any other remedy available to the holders of the Trust D Subordinated Debentures or assert directly any other rights in respect of the Trust D Subordinated Debentures. See “Description of Guarantees” in the accompanying Prospectus. The Trust D Agreement provides that each holder of Trust D Securities by acceptance thereof agrees to the provisions of the Trust D Guarantee and the Indenture.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

      This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations thereunder, and administrative and judicial interpretations thereof, each as of the date hereof, all of which are subject to change, possibly on a retroactive basis. The authorities on which this summary is based are subject to various interpretations, and this summary is not binding on the Internal Revenue Service (the “IRS”) or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought from the IRS with respect to the transactions described herein. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge.

      Except as otherwise stated, this summary deals only with Trust D Capital Securities held as a capital asset by a holder who or which (i) purchased the Trust D Capital Securities upon original issuance at their original offering price and (ii) is a US Holder (as defined below). The summary does not address all tax consequences that may be relevant to a US Holder, nor does it address the tax consequences, except as stated below, to holders that are not US Holders (“Non-US Holders”) or to holders that may be subject to special tax treatment such as:

•	banks,

•	thrift institutions,

•	real estate investment trusts,

•	regulated investment companies,

•	insurance companies,

•	brokers and dealers in securities or currencies,

•	certain securities traders,

•	other financial institutions,

•	tax-exempt organizations,

•	persons holding the Trust D Capital Securities as a position in a “straddle,” as part of a “synthetic security,” “hedging,” “conversion” or other integrated investment,

•	persons having a functional currency other than the U.S. Dollar, and

•	certain United States expatriates.

Further, this summary does not address:

•	the United States federal income tax consequences to shareholders in, or partners or beneficiaries of, a holder of the Trust D Capital Securities,

•	the United States federal alternative minimum tax consequences of the purchase, ownership or disposition of the Trust D Capital Securities, or

•	any state, local or foreign tax consequences of the purchase, ownership and disposition of Trust D Capital Securities.

A “US Holder” means a beneficial owner of the Trust D Capital Securities who or which is:

•	a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for income tax purposes,

•	a corporation or partnership created or organized (or treated as created or organized for income tax purposes) in or under the laws of the United States or any political subdivision thereof,

•	an estate the income of which is includible in its gross income for United States federal income tax purposes without regard to its source, or

•	a trust if:

•	a court within the United States is able to exercise primary supervision over the administration of the trust, and

•	one or more United States persons have the authority to control all substantial decisions of the trust.

      HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE TRUST D CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS. FOR A DISCUSSION OF THE POSSIBLE REDEMPTION OF THE TRUST D CAPITAL SECURITIES UPON THE OCCURRENCE OF CERTAIN TAX EVENTS, SEE “CERTAIN TERMS OF TRUST D CAPITAL SECURITIES— REDEMPTION.”

US Holders

Characterization of the Trust D Issuer and the Trust D Subordinated Debentures

      Under current law and based on the representations, facts and assumptions set forth in the Prospectus and in this Prospectus Supplement, and assuming full compliance with the terms of the Trust D Trust Agreement (and other relevant documents), the Trust D Issuer will be characterized for United States federal income tax purposes as a grantor trust and will not be characterized as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of the Trust D Capital Securities generally will be considered the owner of an undivided interest in the Trust D Subordinated Debentures owned by the Trust D Issuer, and each US Holder will be required to include all income or gain recognized for United States federal income tax purposes with respect to its allocable share of the Trust D Subordinated Debentures on its own income tax return.

      Under current law and based on the representations, facts and assumptions set forth in this Prospectus Supplement, and assuming full compliance with the terms of the Indenture (and other relevant documents), the Trust D Subordinated Debentures will be characterized for United States federal income tax purposes as debt of the Corporation.

Interest Income and Original Issue Discount

      Under the terms of the Trust D Subordinated Debentures, the Corporation has the ability to defer payments of interest from time to time by extending the interest payment period for a period not exceeding 20 consecutive quarterly periods, but not beyond the maturity of the Trust D Subordinated Debentures. Treasury regulations under Section 1273 of the Code provide that debt instruments like the Trust D Subordinated Debentures will not be considered issued with original issue discount (“OID”) by reason of the Corporation’s ability to defer payments of interest if the likelihood of such deferral is “remote.”

      The Corporation has concluded, and this discussion assumes, that, as of the date of this Prospectus Supplement the likelihood of deferring payments of interest under the terms of the Trust D Subordinated Debentures is “remote” within the meaning of the applicable Treasury regulations, in part because exercising that option would prevent the Corporation from declaring dividends on its stock and would prevent the Corporation from making any payments with respect to debt securities that rank pari passu with or junior to the Trust D Subordinated Debentures. Therefore, the Trust D Subordinated Debentures should not be treated as issued with OID by reason of the Corporation’s deferral option. Consequently, stated interest on the Trust D Subordinated Debentures will generally be taxable to a US Holder as ordinary income when paid or accrued in accordance with that holder’s method of accounting for income tax purposes. It should be noted, however, that these regulations may in the future be analyzed and interpreted by the IRS in rulings or other published documents. Accordingly, it is possible that the IRS could take a position contrary to the interpretation described herein.

      In the event the Corporation exercises its option to defer payments of interest, the Trust D Subordinated Debentures would be treated as reissued for OID purposes. All remaining interest payments (and any de minimis OID) on the Trust D Subordinated Debentures would thereafter be treated as OID, which would accrue, and be includible in a US Holder’s taxable income, on an economic accrual basis (regardless of the US Holder’s method of accounting for income tax purposes) over the remaining term of the Trust D Subordinated Debentures (including any period of interest deferral), without regard to the timing of payments under the Trust D Subordinated Debentures. Subsequent distributions of interest on the Trust D Subordinated Debentures generally would not, by themselves, be separately taxable. Consequently, during any period of interest deferral, US Holders will include OID in gross income in advance of the receipt of cash, and a US Holder which disposes of a Trust D Capital Security prior to the record date for payment of distributions on the Trust D Subordinated Debentures following that period will be subject to income tax on OID accrued through the date of disposition (and not previously included in income), but will not receive cash from the Trust D Issuer with respect to the OID.

      If the possibility of the Corporation’s exercise of its option to defer payments of interest were not remote, the Trust D Subordinated Debentures would be treated as initially issued with OID in an amount equal to the aggregate interest (plus any de minimis OID) over the term of the Trust D Subordinated Debentures. That OID would generally be includible in a US Holder’s taxable income, over the term of the Trust D Subordinated Debentures, in the manner described above.

Characterization of Income

      Because the income underlying the Trust D Capital Securities will not be characterized as dividends for income tax purposes, corporate holders of the Trust D Capital Securities will not be entitled to a dividends-received deduction for any income recognized with respect to the Trust D Capital Securities.

Market Discount and Bond Premium

      US Holders of Trust D Capital Securities may be considered to have acquired their undivided interest in the Trust D Subordinated Debentures with market discount or acquisition premium (as each phrase is defined for United States federal income tax purposes).

Receipt of Trust D Subordinated Debentures or Cash Upon Liquidation of the Trust D Issuer

      Under certain circumstances described herein (see “Certain Terms of Trust D Capital Securities— Liquidation of Trust D Issuer and Distribution of Trust D Subordinated Debentures to Holders”), the Trust D Issuer may distribute the Trust D Subordinated Debentures to holders in exchange for the Trust D Capital Securities and in liquidation of the Trust D Issuer. Except as discussed below, such a distribution would not be a taxable event for United States federal income tax purposes, and each US Holder would have an aggregate adjusted basis in its Trust D Subordinated Debentures for United States federal income tax purposes equal to such holder’s aggregate adjusted basis in its Trust D Capital Securities. For United States federal income tax purposes, a US Holder’s holding period in the Trust D Subordinated Debentures received in such a liquidation of the Trust D Issuer would include the period during which the Trust D Capital Securities were held by the holder. If, however, the relevant event is a Tax Event which results in the Trust D Issuer being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to US Holders of the Trust D Capital Securities for United States federal income tax purposes.

      Under certain circumstances described herein (see “Certain Terms of Trust D Capital Securities— Redemption”), the Trust D Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Trust D Capital Securities. Such a redemption would be taxable for United States federal income tax purposes, and a US Holder generally would recognize gain or loss as if it had sold the Trust D Capital Securities for cash. See “—Sales of Trust D Capital Securities” below.

Sales of Trust D Capital Securities

      A US Holder that sells Trust D Capital Securities will recognize gain or loss equal to the difference between its adjusted basis in the Trust D Capital Securities and the amount realized on the sale of such Trust D Capital Securities. A US Holder’s adjusted basis in the Trust D Capital Securities generally will be its initial purchase price, increased by OID previously included (or currently includible) in such holder’s gross income to the date of disposition, and decreased by payments received on the Trust D Capital Securities (other than any interest received with respect to the period prior to the effective date of the Corporation’s first exercise of its option to defer payments of interest). Any such gain or loss generally will be capital gain or loss, and generally will be a long-term capital gain or loss if the Trust D Capital Securities have been held for more than one year prior to the date of disposition. The maximum tax rate on long-term capital gains of individual US Holders is 15%.

      A holder that disposes of its Trust D Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest (or OID) on the Trust D Subordinated Debentures through the date of disposition in its taxable income for United States federal income tax purposes (notwithstanding that the holder may receive a separate payment from the purchaser with respect to accrued interest), and to deduct that amount from the sales proceeds received (including the separate payment, if any, with respect to accrued interest) for the Trust D Capital Securities (or as to OID only, to add such amount to such holder’s adjusted tax basis in its Trust D Capital Securities). To the extent the selling price is less than the holder’s adjusted tax basis (which will include accrued but unpaid OID, if any), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

Non-US Holders

      The following discussion applies to a Non-US Holder.

      Payments to a holder of a Trust D Capital Security that is a Non-US Holder will generally not be subject to withholding of income tax, provided that:

•	the beneficial owner of the Trust D Capital Security does not (directly or indirectly, actually or constructively) own 10% or more of the total combined voting power of all classes of stock of the Corporation entitled to vote,

•	the beneficial owner of the Trust D Capital Security is not a controlled foreign corporation that is related to the Corporation through stock ownership, and

•	either (i) the beneficial owner of the Trust D Capital Securities certifies to the Trust D Issuer or its agent, under penalties of perjury, that it is a Non-US Holder and provides its name and address, or (ii) the beneficial owner holds the Trust D Capital Securities through a securities clearing organization, bank or other financial institution (a “Financial Institution”) and the Financial Institution complies with applicable IRS requirements to establish an exemption from withholding tax.

      A Non-US Holder of a Trust D Capital Security will generally not be subject to withholding of income tax on any gain realized upon the sale or other disposition of a Trust D Capital Security.

      A Non-US Holder that holds the Trust D Capital Securities in connection with the active conduct of a United States trade or business will be subject to income tax on all income and gains recognized with respect to its proportionate share of the Trust D Subordinated Debentures.

Information Reporting

      In general, information reporting requirements will apply to payments made on, and proceeds from the sale of, the Trust D Capital Securities held by a noncorporate US Holder within the United States. In addition, payments made on, and payments of the proceeds from the sale of, the Trust D Capital Securities to or through the United States office of a broker are subject to information reporting unless the holder thereof certifies, among other things, its status as a Non-U.S. Holder or otherwise establishes an exemption from information reporting and backup withholding. See “—Backup Withholding” below. Taxable income on the Trust D Capital Securities for a calendar year should be reported to US Holders on the appropriate form by the following January 31st.

Backup Withholding

      Payments made on, and proceeds from the sale of, the Trust D Capital Securities may be subject to a “backup” withholding tax at a rate that is currently 28% unless the holder complies with certain identification or exemption requirements. Any amounts so withheld will be allowed as a credit against the holder’s income tax liability, or refunded, provided the required information is provided to the IRS.

      The preceding discussion is only a summary and does not address the consequences to a particular holder of the purchase, ownership and disposition of the Trust D Capital Securities. Potential holders of the Trust D Capital Securities should contact their own tax advisors to determine their particular tax consequences.

CERTAIN ERISA CONSIDERATIONS

      Before authorizing an investment in the Trust D Capital Securities, fiduciaries of pension, profit sharing, or other employee benefit plans subject to ERISA (“Plans”) should consider, among other matters:

•	ERISA’s fiduciary standards (including its prudence and diversification requirements),

•	whether such fiduciaries have authority to make an investment in the Trust D Capital Securities under the applicable Plan investment policies and governing instruments, and

•	rules under ERISA and the Code that prohibit Plan fiduciaries from causing a Plan to engage in a “prohibited transaction.”

      Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also “Plans”), from, among other things, engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (“Parties in Interest”) with respect to such Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code.

      The Department of Labor (the “DOL”) has issued a regulation (29 C.F.R. section 2510.3-101) (the “Plan Assets Regulation”) concerning the definition of what constitutes the assets of a Plan. The Plan Assets Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an “equity” investment will be deemed, for purposes of ERISA, to be assets of the investing Plan unless certain exceptions apply.

      Under an exception contained in the Plan Assets Regulation, if the Trust D Capital Securities were to qualify as “publicly offered securities” under the Plan Assets Regulation, the assets of the Trust D Issuer would not be deemed to be “plan assets” by reason of a Plan’s acquisition or holding of such securities. The Trust D Capital Securities would qualify as “publicly offered securities” if they are offered pursuant to an effective registration statement, are owned by 100 or more investors independent of the issuer and each other at the time of the offering, are freely transferable and are subsequently registered under the Exchange Act. It is expected that the Trust D Capital Securities will meet the criteria of “publicly offered securities,” although no assurances can be given in this regard. The Underwriters expect that the Trust D Capital Securities will be held by at least 100 independent investors at the conclusion of the offering and that the Trust D Capital Securities will be freely transferable. The Trust D Capital Securities will be sold as part of an offering under an effective registration statement under the Securities Act, and then will be timely registered under the Exchange Act.

      Even if assets of the Trust D Issuer are not deemed to be “plan assets” of Plans investing in the Trust D Issuer, certain transactions involving the Trust D Issuer and/or the Trust D Capital Securities could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan. For example, if the Corporation is a Party in Interest with respect to an investing Plan (either directly or by reason of its ownership of the Banks or other subsidiaries), extensions of credit between the Corporation and the Trust D Issuer (as represented by the Trust D Subordinated Debentures and the Trust D Guarantee) would likely be prohibited by
Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code.

      The DOL has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Trust D Capital Securities. Those class exemptions are:

•	PTCE 96-23 (for certain transactions determined by in-house asset managers),

•	PTCE 95-60 (for certain transactions involving insurance company general accounts),

•	PTCE 91-38 (for certain transactions involving bank collective investment funds),

•	PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), and

•	PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

      Because of ERISA’s prohibitions and those of Section 4975 of the Code, the Trust D Capital Securities may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any other person investing “plan assets” of any Plan, unless such purchase or holding is covered by the exemptive relief provided by PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption. If a purchaser or holder of the Trust D Capital Securities that is a Plan or a Plan Asset Entity elects to rely on an exemption other than PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, the Corporation and the Trust D Issuer may require a satisfactory opinion of counsel or other evidence with respect to the availability of such exemption for such purchase and holding. Any purchaser or holder of the Trust D Capital Securities that is a Plan or a Plan Asset Entity or is purchasing such securities on behalf of or with “plan assets” will be deemed to have represented by its purchase and holding thereof that:

•	the purchase and holding of the Trust D Capital Securities is covered by the exemptive relief provided by PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption,

•	the Corporation and the Administrators are not “fiduciaries,” within the meaning of Section 3(21) of ERISA and the regulations thereunder, with respect to such person’s interest in the Trust D Capital Securities or the Trust D Subordinated Debentures, and

•	such person approves the purchase of the Trust D Subordinated Debentures and the appointment of the Issuer Trustees.

      Any plans or other entities whose assets include Plan assets subject to ERISA or Section 4975 of the Code proposing to acquire Trust D Capital Securities should consult with their own counsel.

UNDERWRITING

      Subject to the terms and conditions set forth in the PNC Capital Trust D Underwriting Agreement dated December      , 2003 (the “Underwriting Agreement”), the Corporation and the Trust D Issuer have agreed that the Trust D Issuer will sell to each of the underwriters named below (collectively, the “Underwriters”), and each of the Underwriters has severally agreed to purchase from the Trust D Issuer, the respective number of Trust D Capital Securities set forth opposite its name below:

Number of Trust D
Underwriter	Capital Securities

Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
UBS Securities LLC

Total

      Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all of the Trust D Capital Securities if any are taken.

      The Underwriters propose initially to offer the Trust D Capital Securities in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement. The Underwriters may also offer the Trust D Capital Securities to securities dealers at such price less a concession not in excess of $          per Trust D Capital Security. Any Underwriter may allow, and such dealers may reallow, a concession not to exceed $          per Trust D Capital Security to certain brokers and dealers. After the Trust D Capital Securities are released for sale to the public, the initial public offering price and other selling terms may from time to time be varied by the Underwriters.

      Because the proceeds from the sale of the Trust D Capital Securities will be used to purchase the Trust D Subordinated Debentures issued by the Corporation, the Underwriting Agreement provides that the Corporation will pay to the Underwriters as compensation for their services an amount of $          per Trust D Capital Security or $                    in the aggregate. The Corporation’s offering expenses, not including underwriting discounts and commissions, are estimated to be approximately $                    .

      The Corporation and the Trust D Issuer have agreed that, during the period beginning from the date of the Underwriting Agreement and continuing to and including the closing date, they will not offer, sell, contract to sell or otherwise dispose of any Trust D Capital Securities, any other beneficial interests in the assets of the Trust D Issuer, or any preferred securities or any other securities of the Trust D Issuer, the Corporation or any other trust which are substantially similar to the Trust D Capital Securities, including any guarantee of such securities, or any securities convertible into or exchangeable for or representing the right to receive any such securities, without the prior written consent of Morgan Stanley & Co. Incorporated, as representative of the Underwriters, except for the Trust D Capital Securities offered in connection with this offering.

      The Trust D Capital Securities are a new issue of securities with no established trading market. The Trust D Issuer will apply to list the Trust D Capital Securities on The New York Stock Exchange. In order to meet the requirements for listing the Trust D Capital Securities on The New York Stock Exchange, the Underwriters intend to sell Trust D Capital Securities to a minimum of 400 beneficial holders in lots of 100 Trust D Capital Securities or more. If the listing is approved, trading of the Trust D Capital Securities is expected to commence within 30 days after they are first issued. The Corporation has been advised by the Underwriters that the Underwriters intend to make a market in the Trust D Capital Securities but are not obligated to do so and may discontinue market making at any time without notice. No assurances can be given as to the liquidity of the trading market for the Trust D Capital Securities.

      The Corporation and the Trust D Issuer have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the Underwriters may be required to make under the Securities Act.

      It is expected that delivery of the Trust D Capital Securities will be made against payment therefor on or about December      , 2003, which is the fifth Business Day following the date of the pricing of the Trust D Capital Securities (such settlement cycle being referred to as T+5). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to be settled in three Business Days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers of Trust D Capital Securities who wish to trade Trust D Capital Securities on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Trust D Capital Securities will settle in T+5, to specify alternative arrangements to prevent a failed settlement.

      Certain of the Underwriters or their affiliates have provided from time to time, and expect to provide in the future, investment or commercial banking services to the Corporation and its affiliates, for which the Underwriters or their affiliates have received or will receive customary fees and commissions.

      This Prospectus Supplement and the accompanying Prospectus may be used by J.J.B. Hilliard, W.L. Lyons, Inc. and PNC Capital Markets, Inc., which are affiliates of the Corporation and the Trust D Issuer, in connection with offers and sales related to secondary market transactions in the Trust D Capital Securities. J.J.B. Hilliard, W.L. Lyons, Inc. and PNC Capital Markets, Inc. may act as principal or agent in those transactions. Those sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

      In connection with this offering and in compliance with applicable law, the Underwriters may effect transactions which stabilize, maintain or otherwise affect the market price of the Trust D Capital Securities at levels above those which might otherwise prevail in the open market. Such transactions may include placing bids for the Trust D Capital Securities or effecting purchases of the Trust D Capital Securities for the purpose of pegging, fixing or maintaining the price of the Trust D Capital Securities or for the purpose of reducing a syndicate short position created in connection with the offering. In addition, the contractual arrangements among the Underwriters include a provision whereby, if an Underwriter purchases Trust D Capital Securities in the open market for the account of the underwriting syndicate and the securities purchased can be traced to a particular Underwriter or member of the selling group, the underwriting syndicate may require the Underwriter or selling group member in question to purchase the Trust D Capital Securities in question at the cost price to the syndicate or may recover from (or decline to pay to) the Underwriter or selling group member in question the selling concession applicable to the securities in question. The Underwriters are not required to engage in any of these activities and any such activities, if commenced, may be discontinued at any time.

LEGAL OPINIONS

      Certain matters of Delaware law relating to the validity of the Trust D Capital Securities, the enforceability of the Trust D Trust Agreement and the formation of the Trust D Issuer will be passed upon by Richards, Layton & Finger, special Delaware counsel to the Corporation and the Trust D Issuer. The validity of the Trust D Guarantee and the Trust D Subordinated Debentures will be passed upon for the Corporation by Thomas R. Moore, Esq., Senior Counsel and Secretary to the Corporation and for the Underwriters by Cravath, Swaine & Moore LLP. Mr. Moore beneficially owns or has rights to acquire, an aggregate of less than 1% of the outstanding common shares of the Corporation. Mr. Moore and Cravath, Swaine & Moore LLP will rely on the opinion of Richards, Layton & Finger as to matters of Delaware law. Certain matters relating to United States federal income tax considerations described in this Prospectus Supplement will be passed upon for the Corporation by Wachtell, Lipton, Rosen & Katz.

EXPERTS

      The consolidated financial statements of the Corporation as of December 31, 2002, and for the one-year period ended December 31, 2002, incorporated into this Prospectus Supplement by reference from the Corporation’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2002, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the method of accounting for goodwill and other intangible assets), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

      The consolidated financial statements of the Corporation as of December 31, 2001, and for each of the two years in the period ended December 31, 2001, appearing in the Corporation’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and are incorporated by reference in this Prospectus Supplement. Such consolidated financial statements are incorporated by reference in this Prospectus Supplement in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

PNC CAPITAL TRUST C

PNC CAPITAL TRUST D
PNC CAPITAL TRUST E
PNC CAPITAL TRUST F

CAPITAL SECURITIES

fully and unconditionally guaranteed, to the extent described herein, by

PNC BANK CORP.

    PNC Bank Corp., a Pennsylvania corporation (the “Corporation”), may from time to time offer in one or more series or issuances its junior subordinated deferrable interest debentures (the “Junior Subordinated Debentures”). The Junior Subordinated Debentures will be unsecured and subordinate and junior in right of payment to Senior Indebtedness (as defined in “Description of Junior Subordinated Debentures — Subordination”) of the Corporation. As provided in an accompanying Prospectus Supplement, the Corporation will have the right to defer payments of interest on any series of Junior Subordinated Debentures by extending the interest payment period thereon at any time or from time to time for up to such number of consecutive interest payment periods (which shall not extend beyond the Stated Maturity (as defined herein) of the Junior Subordinated Debentures) with respect to each deferral period as may be specified in such Prospectus Supplement (each, an “Extension Period”). In such circumstance, however, the Corporation would not be permitted, subject to certain exceptions set forth herein, to declare or pay any dividends, distributions or other payments with respect to, or repay, repurchase, redeem or otherwise acquire, the Corporation’s capital stock or debt securities that rank pari passu with or junior to such series of Junior Subordinated Debentures. See “Description of Junior Subordinated Debentures — Option to Defer Interest Payments” and “— Restrictions on Certain Payments.”

    PNC Capital Trust C, PNC Capital Trust D, PNC Capital Trust E and PNC Capital Trust F (each, an “Issuer Trust”), each a statutory business trust formed under the laws of the State of Delaware, may severally offer, from time to time, preferred securities (the “Capital Securities”) representing preferred beneficial ownership interests in such Issuer Trust. The Corporation will be the owner of the common securities (the “Common Securities” and, together with the Capital Securities, the “Trust Securities”) representing common beneficial ownership interests in such Issuer Trust. Holders of the Capital Securities will be entitled to receive preferential cumulative cash distributions (“Distributions”) accumulating from the date of original issuance and payable periodically as specified in an accompanying Prospectus Supplement.

    Concurrently with the issuance by an Issuer Trust of its Capital Securities, such Issuer Trust will invest the proceeds thereof and of contributions received in respect of the Common Securities in a corresponding series of the Corporation’s Junior Subordinated Debentures (the “Corresponding Junior Subordinated Debentures”) with terms corresponding to the terms of that Issuer Trust’s Capital Securities (the “Related Capital Securities”). Accordingly, if, as provided in an accompanying Prospectus Supplement, the Corporation has the right to defer the payment of interest on a series of Corresponding Junior Subordinated Debentures, then, if interest payments are so deferred, Distributions on the Related Capital Securities would also be deferred, but would continue to accumulate at the rate per annum set forth in the related Prospectus Supplement. See “Description of Capital Securities — Distributions.”

    Taken together, the Corporation’s obligations under each series of Corresponding Junior Subordinated Debentures, the Indenture, the related Trust Agreement and the related Guarantee (each, as defined herein), in the aggregate, will provide a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Related Capital Securities. See “Relationship Among the Capital Securities, the Corresponding Junior Subordinated Debentures and the Guarantees — Full and Unconditional Guarantee.” The payment of Distributions with respect to the Capital Securities of each Issuer Trust and payments on liquidation of such Issuer Trust or redemption of such Capital Securities, in each case out of funds held by such Issuer Trust, will be irrevocably guaranteed by the Corporation to the extent described herein (each a “Guarantee”). See “Description of Guarantees.” The obligations of the Corporation under each Guarantee will be unsecured and subordinate and junior in right of payment to all Senior Indebtedness of the Corporation.

(Continued on next page)

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

The date of this Prospectus is May 15, 1998.

(Cover page continued)

      The Corresponding Junior Subordinated Debentures will be the sole assets of each Issuer Trust, and payments under the Corresponding Junior Subordinated Debentures will be the only revenue of each Issuer Trust. If so provided in an accompanying Prospectus Supplement, the Corporation may, upon receipt of approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) (if such approval is then required under the Federal Reserve’s applicable capital guidelines or policies), redeem the Corresponding Junior Subordinated Debentures (and thereby cause the redemption of the Trust Securities) or may terminate each Issuer Trust and, after satisfaction of liabilities to the creditors of such Issuer Trust as required by applicable law, cause the Corresponding Junior Subordinated Debentures to be distributed to the holders of Related Capital Securities in exchange therefor upon liquidation of their interests in such Issuer Trust. See “Description of Capital Securities — Liquidation Distribution Upon Termination.”

      The Junior Subordinated Debentures and Capital Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided however, the aggregate initial public offering price of all Junior Subordinated Debentures (other than Corresponding Junior Subordinated Debentures) and Capital Securities (including the Corresponding Junior Subordinated Debentures) issued pursuant to the Registration Statement of which this Prospectus forms a part shall not exceed $600,000,000. Certain specific terms of the Junior Subordinated Debentures or Capital Securities in respect of which this Prospectus is being delivered will be described in an accompanying Prospectus Supplement, including without limitation and where applicable and to the extent not set forth herein, (a) in the case of Junior Subordinated Debentures, the specific designation, aggregate principal amount, denominations, Stated Maturity (including any provisions for the shortening or extension thereof), interest payment dates, interest rate (which may be fixed or variable) or method of calculating interest, if any, applicable Extension Period or interest deferred terms, if any, place or places where principal, premium, if any, and interest, if any, will be payable, any terms of redemption, any sinking fund provisions, terms for any conversion or exchange into other securities, initial offering or purchase price, methods of distribution and any other special terms, and (b) in the case of Capital Securities, the identity of the Issuer Trust, specific title, aggregate stated liquidation amount, number of securities, Distribution rate or method of calculating such rate, Distribution payment dates, applicable Distribution deferral terms, if any, place or places where Distributions will be payable, any terms of redemption, exchange, initial offering or purchase price, methods of distribution and any other special terms.

      The Prospectus Supplement also will contain information, as applicable, about certain United States federal income tax consequences relating to the Junior Subordinated Debentures and the Capital Securities.

      The Junior Subordinated Debentures and Capital Securities may be sold to or through underwriters, through dealers, remarketing firms or agents or directly to purchasers. See “Plan of Distribution.” The names of any underwriters, dealers, remarketing firms or agents involved in the sale of Junior Subordinated Debentures or Capital Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in a Prospectus Supplement. The Prospectus Supplement will state whether the Junior Subordinated Debentures or Capital Securities will be listed on any national securities exchange or automated quotation system. If the Junior Subordinated Debentures or Capital Securities are not listed on any national securities exchange or automated quotation system, there can be no assurance that there will be a secondary market for the Junior Subordinated Debentures or Capital Securities.

      This Prospectus may not be used to consummate sales of Junior Subordinated Debentures or Capital Securities unless accompanied by a Prospectus Supplement.

AVAILABLE INFORMATION

      The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the “Commission”). Reports, proxy statements and other information filed by the Corporation with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at its Regional Offices located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661 and at Seven World Trade Center, 13th Floor, New York, New York 10048, and copies of such material can be obtained

(Cover page continued)

from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a World Wide Web site that contains reports, proxy statements and other information regarding registrants that file electronically, such as the Corporation. The address of the Commission’s World Wide Web site is http://www.sec.gov. Such reports, proxy statements and other information concerning the Corporation may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      The Corporation and the Issuer Trusts have filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Corporation and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission at the addresses set forth above or through the Commission’s home page on the Internet. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

      No separate financial statements of any Issuer Trust have been included herein. The Corporation and the Issuer Trusts do not consider that such financial statements would be material to holders of the Capital Securities because each Issuer Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding Junior Subordinated Debentures as trust assets and issuing the Trust Securities. See “The Issuer Trusts,” “Description of Capital Securities,” “Description of Junior Subordinated Debentures” and “Description of Guarantees.” In addition, the Corporation does not expect that any of the Issuer Trusts will be filing reports under the Exchange Act with the Commission.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The Corporation hereby incorporates by reference in this Prospectus its (i) Annual Report on Form 10-K for the year ended December 31, 1997, and (ii) Current Reports on Form 8-K filed on January 15, 1998 and April 14, 1998.

      All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and shall be deemed a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or any accompanying Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this Prospectus or such accompanying Prospectus Supplement to the extent that a statement contained herein or therein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

      The Corporation will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, except for exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Written requests for any such documents should be sent to: Michelle Sentnor, Assistant Vice President Financial Reporting, PNC Bank Corp., One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222 or financial.reporting@pncbank.com on the Internet. Telephone requests may be directed to (412) 762-1553. The Corporation’s Exchange Act filings are also electronically available to the public at its World Wide Web site at http://www.pncbank.com.

PNC BANK CORP.

      The Corporation is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). The Corporation was incorporated under the laws of the Commonwealth of Pennsylvania in 1983 with the consolidation of Pittsburgh National Corporation and Provident National Corporation. Since 1983, the Corporation has diversified its geographic presence and product capabilities through strategic bank and nonbank acquisitions and the formation of various nonbank subsidiaries.

      The Corporation is one of the largest diversified financial service companies in the United States. The Corporation operates through seven lines of business: National Consumer Banking, Private Banking, Secured Lending, Corporate Banking, Regional Community Banking, Mortgage Banking and Asset Management and Servicing. Each line of business focuses on specific customer segments and offers financial products and services in the Corporation’s primary geographic markets in Pennsylvania, New Jersey, Delaware, Ohio and Kentucky and nationally through retail distribution networks and alternative delivery channels. At March 31, 1998, the Corporation’s consolidated assets, loans (net of unearned income), deposits, and shareholders’ equity were $72.4 billion, $53.6 billion, $46.1 billion and $5.5 billion, respectively.

      While the Corporation manages seven lines of business, the corporate legal structure consists of 5 subsidiary banks and 111 nonbank subsidiaries. PNC Bank, National Association, headquartered in Pittsburgh, Pennsylvania (“PNC Bank”), is the Corporation’s principal bank subsidiary. At December 31, 1997, PNC Bank had total assets of $69.7 billion, representing approximately 93% of the Corporation’s consolidated assets.

      The Corporation’s principal executive offices are located at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222, and its telephone number is (412) 762-1553.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

      The following unaudited table presents the consolidated ratio of earnings to fixed charges of the Corporation. The consolidated ratio of earnings to fixed charges has been computed by dividing income before income taxes and cumulative effect of changes in accounting principles and fixed charges by fixed charges. Fixed charges represent all interest expense (ratios are presented both excluding and including interest on deposits), the portion of net rental expense which is deemed to be equivalent to interest on debt, borrowed funds discount amortization expense and distributions on trust preferred capital securities. Interest expense (other than on deposits) includes interest on bank notes and senior debt, federal funds purchased, repurchase agreements, other borrowed funds and subordinated debt.

	Three Months
	Ended		Year Ended December 31,
	March 31,
	1998		1997		1996		1995		1994		1993

Excluding interest on deposits	2.34	x	2.38	x	2.39	x	1.42	x	2.10	x	2.62	x

Including interest on deposits	1.61		1.62		1.60		1.21		1.53		1.67

THE ISSUER TRUSTS

      Each Issuer Trust is a statutory business trust formed under Delaware law pursuant to (i) a trust agreement executed by the Corporation, as Depositor of the Issuer Trust, and the Delaware Trustee and two Administrators (as defined herein) of such Issuer Trust and (ii) the filing of a Certificate of Trust with the Delaware Secretary of State on April 16, 1998. The trust agreement of each Issuer Trust will be amended and restated in its entirety (each, as so amended and restated, a “Trust Agreement”) prior to the issuance of Capital Securities by such Issuer Trust, substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Two individuals will be selected by the holders of the Common Securities of each Issuer Trust to act as administrators with respect to such Issuer Trust (the “Administrators”). The Corporation, while holder of the Common Securities of each Issuer Trust, intends to select two individuals who are employees or officers of or affiliated with the Corporation to serve as the Administrators. Each Issuer Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) investing the gross proceeds of such Trust Securities in a Series of Corresponding Junior Subordinated Debentures and (iii) engaging in only those other activities necessary, convenient or incidental thereto. Accordingly, the Corresponding Junior Subordinated Debentures will be the sole assets of each Issuer Trust, and payments under the Corresponding Junior Subordinated Debentures owned by an Issuer Trust will be the sole revenue of such Issuer Trust.

      All of the Common Securities of each Issuer Trust will be owned directly or indirectly by the Corporation. The Common Securities of an Issuer Trust will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities of such Issuer Trust, except that upon the occurrence and continuation of a Debenture Event of Default (as defined herein) arising as a result of any failure by the Corporation to pay any amounts in respect of the Junior Subordinated Debentures owned by such Issuer Trust when due, the rights of the Corporation as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities of such Issuer Trust. See “Description of Capital Securities — Subordination of Common Securities.” Unless otherwise specified in the applicable Prospectus Supplement, the Corporation will, directly or indirectly, acquire Common Securities in an aggregate liquidation amount equal to at least 3% of the total capital of each Issuer Trust.

      Unless otherwise specified in the applicable Prospectus Supplement, each Issuer Trust will have a term of 55 years, but may dissolve earlier as provided in the applicable Trust Agreement and described in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the name and address of the Delaware Trustee for each Issuer Trust will be Bankers Trust (Delaware), 1011 Centre Road, Suite 200, Wilmington, Delaware 19805, telephone number (302) 636-3305, and the name and address of the Property Trustee, the Guarantee Trustee and the Debenture Trustee is Bankers Trust Company, Four Albany Street, 4th Floor, New York, New York 10006, telephone number (212) 250-2500. The Delaware Trustee and the Property Trustee are collectively referred to herein as the “Issuer Trustees.”

USE OF PROCEEDS

      Each Issuer Trust will use all proceeds received from the sale of the Capital Securities to purchase Corresponding Junior Subordinated Debentures from the Corporation. Except as otherwise set forth in the applicable Prospectus Supplement, the Corporation intends to use the proceeds from the sale of its Junior Subordinated Debentures (including Corresponding Junior Subordinated Debentures issued to the Issuer Trusts in connection with the investment by the Issuer Trusts of all of the proceeds from the sale of Trust Securities) for general corporate purposes, which may include the repayment of indebtedness, repurchases of outstanding common stock of the Corporation, investments in or extensions of credit to its subsidiaries and/or the financing of possible acquisitions. Pending such use, the net proceeds may be temporarily invested. The precise amounts and timing of the application of proceeds will depend upon the funding requirements of the Corporation and its subsidiaries and the availability of other funds. In view of anticipated funding requirements, the Corporation may from time to time engage in additional financings of a character and in amounts to be determined.

DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

      Junior Subordinated Debentures may be issued from time to time in one or more series under a Junior Subordinated Indenture, as supplemented from time to time (the “Indenture”), to be entered into by the Corporation and Bankers Trust Company, as trustee (the “Debenture Trustee”). The terms of such Junior Subordinated Debentures will include those stated in the Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and those made part of the Indenture by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The following summary of certain terms of the Indenture does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Indenture and the Trust Indenture Act.

      Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein.

General

      Each series of Junior Subordinated Debentures will rank pari passu with all other series of Junior Subordinated Debentures heretofore or hereafter issued pursuant to the Indenture, and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Indebtedness (as defined below) of the Corporation. See “— Subordination.” Because the Corporation is

a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including PNC Bank, upon such subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation’s subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Junior Subordinated Debentures. Except as otherwise provided in the applicable Prospectus Supplement, the Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Indebtedness, whether under the Indenture, any other existing indenture or any other indenture that the Corporation may enter into in the future or otherwise. See “— Subordination” and the applicable Prospectus Supplement relating to any offering of Capital Securities or Junior Subordinated Debentures.

      The Junior Subordinated Debentures will be issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of the Corporation’s Board of Directors or a committee thereof.

      The applicable Prospectus Supplement will describe the following terms of the Junior Subordinated Debentures offered thereby: (1) the title of such Junior Subordinated Debentures; (2) any limit upon the aggregate principal amount of such Junior Subordinated Debentures; (3) the date or dates on which the principal of such Junior Subordinated Debentures is payable (the “Stated Maturity”) or the method of determination thereof and any right of the Corporation to shorten the Stated Maturity; (4) the rate or rates, if any, at which such Junior Subordinated Debentures shall bear interest, the dates on which any such interest shall be payable (the “Interest Payment Dates”), the right, if any, of the Corporation to defer or extend an Interest Payment Date, the record dates for any interest payable on any Interest Payment Date (the “Regular Record Dates”) and the method by which any of the foregoing shall be determined; (5) the place or places where, subject to the terms of the Indenture as described below under “— Payment and Paying Agents,” the principal of and premium, if any, and interest on such Junior Subordinated Debentures will be payable and where, subject to the terms of the Indenture as described below under “— Registration, Denomination and Transfer,” such Junior Subordinated Debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon the Corporation in respect of such Junior Subordinated Debentures and the Indenture may be made (“Place of Payment”); (6) any period or periods within which, or date or dates on which, the price or prices at which and the terms and conditions upon which such Junior Subordinated Debentures may be redeemed, in whole or in part, at the option of the Corporation or a holder thereof; (7) the obligation or the right, if any, of the Corporation or a holder thereof to redeem, purchase or repay such Junior Subordinated Debentures and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which such Junior Subordinated Debentures shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation or right; (8) the denominations in which such Junior Subordinated Debentures shall be issuable; (9) if other than in U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of and premium, if any, and interest, if any, on the Junior Subordinated Debentures shall be payable, or in which such Junior Subordinated Debentures shall be denominated; (10) any additions, modifications or deletions in the events of default under the Indenture or in the covenants of the Corporation specified in the Indenture with respect to such Junior Subordinated Debentures; (11) if other than the principal amount thereof, the portion of the principal amount of such Junior Subordinated Debentures that shall be payable upon declaration of acceleration of the maturity thereof; (12) any additions or changes to the Indenture with respect to such Junior Subordinated Debentures as shall be necessary to permit or facilitate the issuance of such Junior Subordinated Debentures in bearer form, registrable or not registrable as to principal, and with or without interest coupons; (13) any index or indices used to determine the amount of payments of principal of and premium, if any, on such Junior Subordinated Debentures or the manner in which such amounts will be determined; (14) the terms and conditions relating to the issuance of a temporary Global Security representing all of such Junior Subordinated Debentures and the exchange of such temporary Global Security for definitive Junior Subordinated Debentures of such series; (15) subject to the terms described herein under “— Global Junior Subordinated Debentures,” whether such Junior Subordinated Debentures shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the depositary for such Global Securities, which depositary shall be a clearing agency registered under the Exchange Act; (16) the appointment of any paying agent or agents; (17) the terms of any right of the Corporation or a holder to convert or exchange such Junior Subordinated Debentures into Capital Securities; (18) the form of Trust Agreement and Guarantee Agreement, if applicable; and (19) any other terms of the Junior Subordinated Debentures not inconsistent with the provisions of the Indenture.

      Junior Subordinated Debentures may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain United States federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

      If the purchase price of any of the Junior Subordinated Debentures is payable in one or more foreign currencies or currency units or if any Junior Subordinated Debentures are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest on any Junior Subordinated Debentures is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States federal income tax consequences, specific terms and other information with respect to such series of Junior Subordinated Debentures and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

      If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Junior Subordinated Debentures, special United States federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

Registration, Denomination, and Transfer

      Unless otherwise specified in the applicable Prospectus Supplement, the Junior Subordinated Debentures will be issuable only in registered form without coupons. Junior Subordinated Debentures of any series will be exchangeable for other Junior Subordinated Debentures of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

      Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate securities registrar or at the office of any transfer agent designated by the Corporation for such purpose with respect to any series of Junior Subordinated Debentures and referred to in the applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. The Corporation will appoint the Debenture Trustee as securities registrar under the Indenture. If the applicable Prospectus Supplement refers to any transfer agents (in addition to the securities registrar) initially designated by the Corporation with respect to any series of Junior Subordinated Debentures, the Corporation may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that the Corporation maintains a transfer agent in each place of payment for such series. The Corporation may at any time designate additional transfer agents with respect to any series of Junior Subordinated Debentures.

      In the event of any redemption, neither the Corporation nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures of any series during a period beginning at the opening of business 15 days before the day of selection for redemption of Junior Subordinated Debentures of that series and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

Global Junior Subordinated Debentures

      The Junior Subordinated Debentures of a series may be issued in whole or in part in the form of one or more Global Junior Subordinated Debentures that will be deposited with or on behalf of a depositary (the “Depositary”) identified in the Prospectus Supplement relating to such series. Global Junior Subordinated Debentures may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual definitive Junior Subordinated Debentures represented thereby, a Global Junior Subordinated Debenture may not be transferred except as a whole by the Depositary for such Global Junior Subordinated Debenture to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

      The specific terms of the depositary arrangement with respect to a series of Junior Subordinated Debentures will be described in the Prospectus Supplement relating to such series. The Corporation anticipates that the following provisions will generally apply to depositary arrangements.

      Upon the issuance of a Global Junior Subordinated Debenture, and the deposit of such Global Junior Subordinated Debenture with or on behalf of the Depositary, the Depositary for such Global Junior Subordinated Debenture or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture to the accounts of persons that have accounts with such Depositary, which may include the accounts of the operator of the Euroclear System (“Euroclear”), and Cedel Bank, societe anonyme (“Cedel”) (“Participants”). Such accounts shall be designated by the dealers, underwriters or agents with respect to such Junior Subordinated Debentures or by the Corporation if such Junior Subordinated Debentures are offered and sold directly by the Corporation. Ownership of beneficial interests in a Global Junior Subordinated Debenture will be limited to Participants or persons that may hold interests through Participants, including Euroclear and Cedel and their participants. Ownership of beneficial interests in such Global Junior Subordinated Debenture will be shown on, and the transfer of that ownership will be effected only through records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Junior Subordinated Debenture.

      So long as the Depositary for a Global Junior Subordinated Debenture, or its nominee, is the registered owner of such Global Junior Subordinated Debenture, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture for all purposes under the Indenture. Except as provided below, owners of beneficial interest in a Global Junior Subordinated Debenture will not be entitled to have any of the individual Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture registered in their names, will not receive or be entitled to receive physical delivery of any such Junior Subordinated Debentures of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

      Payments of principal of and premium, if any, and interest on individual Junior Subordinated Debentures represented by a Global Junior Subordinated Debenture registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Junior Subordinated Debenture representing such Junior Subordinated Debentures. None of the Corporation, the Debenture Trustee, any Paying Agent, or the Securities Registrar for such Junior Subordinated Debentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Junior Subordinated Debenture representing such Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      The Corporation expects that the Depositary for a series of Junior Subordinated Debentures or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a permanent Global Junior Subordinated Debenture representing any of such Junior Subordinated Debentures, immediately will credit Participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global Junior Subordinated Debenture for such Junior Subordinated Debentures as shown on the records of such Depositary or its nominee. The Corporation also expects that payments by Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such Participants.

      Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Junior Subordinated Debentures is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Corporation within 90 days, the Corporation will issue individual Junior

Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture representing such series of Junior Subordinated Debentures. In addition, the Corporation may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debentures, determine not to have any Junior Subordinated Debentures of such series represented by one or more Global Junior Subordinated Debentures and, in such event, will issue certificated Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture. Further, if the Corporation so specifies with respect to the Junior Subordinated Debentures of a series, an owner of a beneficial interest in a Global Junior Subordinated Debenture representing Junior Subordinated Debentures of such series may, on terms acceptable to the Corporation, the Debenture Trustee and the Depositary for such Global Junior Subordinated Debenture, receive certificated Junior Subordinated Debentures of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debentures. In any such instance, an owner of a beneficial interest in a Global Junior Subordinated Debenture will be entitled to physical delivery of certificated Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture equal in aggregate principal amount to such beneficial interest and to have such Junior Subordinated Debentures registered in its name. Individual Junior Subordinated Debentures of such series so issued will be issued in the denominations specified for such series in the applicable Prospectus Supplement.

Payment and Paying Agents

      Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of and premium, if any, and any interest on Junior Subordinated Debentures (other than any Junior Subordinated Debentures represented by Global Junior Subordinated Debentures) will be made at the office of the Debenture Trustee in the City of New York or at the office of such paying agent or paying agents as the Corporation may designated from time to time, except that at the option of the Corporation payment of any interest may be made (i) except in the case of Global Junior Subordinated Debentures, by check mailed to the address of the person entitled thereto as such address shall appear in the securities register or (ii) in certain circumstances, by transfer to an account maintained by the person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the Regular Record Date. Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest on Junior Subordinated Debentures will be made to the person in whose name such Junior Subordinated Debentures are registered at the close of business on the Regular Record Date for such interest, except in the case of defaulted interest. The Corporation may at any time designate additional paying agents or rescind the designation of any paying agent; however, the Corporation will at all times be required to maintain a paying agent in each place of payment for each series of Junior Subordinated Debentures.

      Any moneys deposited with the Debenture Trustee or any paying agent, or then held by the Corporation in trust, for the payment of the principal of and premium, if any, or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

Option to Defer Interest Payments

      As provided in the applicable Prospectus Supplement, so long as no Debenture Event of Default has occurred and is continuing, the Corporation will have the right at any time and from time to time during the term of any series of Junior Subordinated Debentures to defer payment of interest for up to such number of consecutive interest payment periods as may be specified in the applicable Prospectus Supplement (each, an “Extension Period”), subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement, provided, that such Extension Period may not extend beyond the Stated Maturity of such series of Junior Subordinated Debentures. Certain United States federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

Redemption

      Unless otherwise indicated in the applicable Prospectus Supplement, Junior Subordinated Debentures will not be subject to any sinking fund.

      Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation may, at its option and subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies, redeem the Junior Subordinated Debentures of any series in whole at any time or in part from time to time. If the Junior Subordinated Debentures of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable Prospectus Supplement will specify such date or describe such conditions. Except as otherwise specified in the applicable Prospectus Supplement, the redemption price for any Junior Subordinated Debenture so redeemed shall equal any accrued and unpaid interest thereon to the redemption date, plus 100% of the principal amount thereof plus any redemption premium required to be paid thereon.

      Except as otherwise specified in the applicable Prospectus Supplement, if a Tax Event, a Capital Treatment Event or Investment Company Event (each as defined below) shall occur and be continuing, the Corporation may, at its option and subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies, redeem such series of Junior Subordinated Debentures in whole (but not in part) at any time within 90 days following of the occurrence of such Tax Event, Capital Treatment Event or Investment Company Event, at a redemption price equal to 100% of the principal amount of such Junior Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption plus any redemption premium required to be paid thereon.

      “Tax Event” with respect to an Issuer Trust means the receipt by the Issuer Trust of a series of Capital Securities of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of issuance of such Capital Securities, there is more than an insubstantial risk that (i) such Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding series of Corresponding Junior Subordinated Debentures, (ii) interest payable by the Corporation on such series of Corresponding Junior Subordinated Debentures is not, or within 90 days of the delivery of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or (iii) such Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

      “Capital Treatment Event” means the reasonable determination by the Corporation that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the applicable Capital Securities, there is more than an insubstantial risk that the Corporation will not be entitled to treat an amount equal to the Liquidation Amount (as defined below) of the applicable Capital Securities as “Tier 1 Capital” (or the then equivalent thereof), except as otherwise restricted under the 25% Capital Limitation, for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation.

      “Investment Company Event” with respect to an Issuer Trust means the receipt by the Issuer Trust of an opinion of counsel to the Corporation experienced in such manners to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that such Issuer Trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended

(the “Investment Company Act”), which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Capital Securities.

      “25% Capital Limitation” means the limitation imposed by the Federal Reserve that the proceeds of certain qualifying securities similar to the Trust Securities will qualify as Tier 1 capital of the issuer up to an amount not to exceed 25% of the issuer’s Tier 1 capital, or any subsequent limitation adopted by the Federal Reserve.

      Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debentures to be redeemed at its registered address. Unless the Corporation defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.

Restrictions on Certain Payments

      The Corporation will also covenant, as to each series of Junior Subordinated Debentures, that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation’s capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Corporation (including other series of Junior Subordinated Debentures) that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period or other event referred to below, (b) as a result of an exchange or conversion of any class or series of the Corporation’s capital stock (or any capital stock of a subsidiary of the Corporation) for any class or series of the Corporation’s capital stock or of any class or series of the Corporation’s indebtedness for any class or series of the Corporation’s capital stock, (c) the purchase of fractional interests in shares of the Corporation’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder’s rights plan, or the issuance of rights, stock or other property under any stockholder’s rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock), if at such time (x) there has occurred any event (1) of which the Corporation has actual knowledge that with the giving of notice or the lapse of time, or both, would constitute a Debenture Event of Default and (2) that the Corporation has not taken reasonable steps to cure, (y) if the Junior Subordinated Debentures are held by the Issuer Trust, the Corporation is in default with respect to its payment of any obligations under the Guarantees or (z) the Corporation has given notice of its election of an Extension Period as provided in the Indenture and has not rescinded such notice, or such Extension Period, or any extension thereof, is continuing.

Modification of Indenture

      From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of any series of Junior Subordinated Debentures, amend, waive or supplement the provisions of the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interests of the holders of any series of Junior Subordinated Debentures or, in the case of Corresponding Junior Subordinated Debentures, the holders of the Related Capital Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of each outstanding series of Junior Subordinated Debentures affected, to modify the Indenture in a manner adversely affecting the rights of the holders of such series of the Junior Subordinated Debentures in any material respect; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity of any series of Junior Subordinated

Debentures (except as otherwise specified in the applicable Prospectus Supplement), or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures of any series, the holders of which are required to consent to any such modification of the Indenture, provided further that, in the case of Corresponding Junior Subordinated Debentures, so long as any Related Capital Securities remain outstanding, no such modification may be made that adversely affects the holders of such Capital Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any event of default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of all outstanding Related Capital Securities affected unless and until the principal of and premium, if any, on the Corresponding Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions have been satisfied.

      In addition, the Corporation and the Debenture Trustee may execute, without the consent of any holder of Junior Subordinated Debentures, any supplemental Indenture for the purpose of creating any new series of Junior Subordinated Debentures.

Debenture Events of Default

      The Indenture provides that any one or more of the following described events with respect to a series of Junior Subordinated Debentures that has occurred and is continuing constitutes a “Debenture Event of Default” with respect to such series of Junior Subordinated Debentures:

      (i)  failure for 30 days to pay any interest on such series of Junior Subordinated Debentures when due (subject to the deferral of any due date in the case of an Extension Period); or

      (ii) failure to pay any principal of or premium, if any, on such series of Junior Subordinated Debentures when due whether at maturity or upon redemption by declaration of acceleration or otherwise; or

      (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of such affected series of outstanding Junior Subordinated Debentures; or

      (iv) certain events in bankruptcy, insolvency or reorganization of the Corporation.

      The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures of each series affected have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of Junior Subordinated Debentures of each series affected may declare the principal due and payable immediately upon a Debenture Event of Default, and, in the case of Corresponding Junior Subordinated Debentures, should the Debenture Trustee or such holders of such Corresponding Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the Related Capital Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures of each series affected may annul such declaration and waive the default if all defaults (other than the non-payment of Junior Subordinated Debentures which have become due solely by such acceleration) have been earned and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. In the case of Corresponding Junior Subordinated Debentures, should the holders of such Corresponding Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Related Capital Securities affected shall have such right.

      The holders of a majority in aggregate outstanding principal amount of each series of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures of such series, waive any past default, except a default in the payment of principal or premium, if any, or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture. In the case of Corresponding Junior Subordinated Debentures, should the holders of such Corresponding Junior Subordinated Debentures fail to waive such default, the holders of a majority in aggregate Liquidation Amount of the Related Capital Securities affected shall have such right. The Corporation is required to file annually with the Debenture Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Indenture.

      If a Debenture Event of Default shall occur and be continuing as to a series of Corresponding Junior Subordinated Debentures, the Property Trustee will have the right to declare the principal of and the interest on such Corresponding Junior Subordinated Debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Corresponding Junior Subordinated Debentures.

Enforcement of Certain Rights by Holders of Capital Securities

      If a Debenture Event of Default with respect to a series of Junior Subordinated Debentures has occurred and is continuing and such event is attributable to the failure of the Corporation to pay interest or principal on such Junior Subordinated Debentures on the date such interest or principal is due and payable, a registered holder of Related Capital Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of or interest on such Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Related Capital Securities of such holder (a “Direct Action”). The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities outstanding. The Corporation shall have the right under the Indenture to set-off any payment made to such holder of Capital Securities by the Corporation in connection with a Direct Action.

      The holders of the Capital Securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Junior Subordinated Debentures unless there shall have been an event of default under the Trust Agreement. See “Description of Capital Securities — Events of Default; Notice.”

Consolidation, Merger, Sale of Assets and Other Transaction

      The Indenture provides that the Corporation may not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no person may consolidate with or merge into the Corporation or convey, transfer or lease its properties and assets substantially as an entirety to the Corporation, unless (i) if the Corporation consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Corporation’s obligations on the Junior Subordinated Debentures issued under the Indenture, provided, however, that nothing in the Indenture shall be deemed to restrict or prohibit, and no supplemental indenture shall be required in the case of, the merger of a Principal Subsidiary Bank (as defined below) with and into a Principal Subsidiary Bank or the Corporation, the consolidation of Principal Subsidiary Banks into a Principal Subsidiary Bank or the Corporation, or the sale or other disposition of all or substantially all of the assets of any Principal Subsidiary Bank to another Principal Subsidiary Bank or the Corporation, if, in any such case in which the surviving, resulting or acquiring entity is not the Corporation, the Corporation would own, directly or indirectly, at least 80% of the voting securities of the Principal Subsidiary Bank (and of any other Principal Subsidiary Bank any voting securities of which are owned, directly or indirectly, by such Principal Subsidiary Bank) surviving such merger, resulting from such consolidation or acquiring such assets; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed by the Indenture are satisfied.

      For purposes of clause (i) above, the term “Principal Subsidiary Bank” means each of (i) PNC Bank, (ii) any other banking subsidiary of the Corporation, the consolidated assets of which constitute 20% or more of the consolidated assets of the Corporation and its consolidated subsidiaries, (iii) any other banking subsidiary designated as a Principal Subsidiary Bank pursuant to a resolution of the Board of Directors of the Corporation and set forth in an officers’ certificate delivered to the Debenture Trustee, and (iv) any banking subsidiary of the Corporation that owns, directly or indirectly, any voting securities, or options, warrants or rights to subscribe for or purchase voting securities, of any Principal Subsidiary Bank under clause (i), (ii) or (iii), and in the case of clause (i), (ii), (iii) or (iv) their respective successors (whether by consolidation, merger, conversion, transfer of substantially all their assets and business or otherwise) so long as any such successor is a banking subsidiary (in the case of clause (i), (ii) or (iii) or a subsidiary (in the case of clause (iv)) of the Corporation.

      The provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Junior Subordinated Debentures.

Conversion or Exchange

      If and to the extent indicated in the applicable Prospectus Supplement, the Junior Subordinated Debentures of any series may be convertible or exchangeable into Junior Subordinated Debentures of another series or into Capital Securities of another series. The specific terms on which Junior Subordinated Debentures of any series may be so converted or exchanged will be set forth in the applicable Prospectus Supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Corporation, in which case the number of shares of Capital Securities or other securities to be received by the holders of Junior Subordinated Debentures would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement.

Subordination

      The Junior Subordinated Debentures will be subordinate and junior in right of payment, to the extent set forth in the Indenture, to all Senior Indebtedness of the Corporation. If the Corporation defaults in the payment of any principal, premium, if any, or interest, if any, or any other amount payable on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for redemption or by declaration of acceleration or otherwise, then, unless and until such default has been cured or waived or has ceased to exist or all Senior Indebtedness has been paid, no direct or indirect payment (in cash, property, securities, by setoff or otherwise) may be made or agreed to be made on the Junior Subordinated Debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures.

      As used herein, “Senior Indebtedness” means, whether recourse is to all or a portion of the assets of the Corporation and whether or not contingent, (i) every obligation of the Corporation for money borrowed; (ii) every obligation of the Corporation evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of the Corporation with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of the Corporation; (iv) every obligation of the Corporation issued or assumed as the deferred purchase price of property services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of the Corporation; (vi) every obligation of the Corporation for claims (as defined in Section 101(4) of the United States Bankruptcy Code of 1978, as amended) in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and (vii) every obligation of the type referred to in clause (i) through (vi) of another person and all dividends of another person the payment of which, in either case, the Corporation has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise; without limiting the generality of the foregoing, Senior Indebtedness shall include (i) the following obligations of PNC Funding Corp which are guaranteed by the Corporation: (A) 9 7/8% Subordinated Notes Due 2001, (B) 6 7/8% Subordinated Notes Due 2003, (C) 6 1/8% Subordinated Notes Due 2003, (D) 7 3/4% Subordinated Notes Due 2004, (E) 6 7/8% Subordinated Notes Due 2007, (F) 6.50% Subordinated Notes Due 2008, (G) 5.43% Senior Notes Due 2000, (H) 5.18% Senior Notes Due 1999, (I) 10.55% Equity Commitment Notes Due 1998, and (J) $500 million credit facility under an Amended and Restated Credit Agreement dated as of March 18, 1996, (ii) the following joint and several obligations of the Corporation and PNC Bancorp, Inc. assumed in connection with the merger of Midlantic Corporation with PNC Bancorp, Inc.: (A) 8 1/4% Convertible Subordinated Debentures Due 2010, (B) 9.875% Subordinated Capital Notes Due 1999, (C) 9.20% Subordinated Capital Notes Due 2001 and (D) 9.25% Senior Notes Due 1999; and (iii) the obligations of the Corporation under the 8 1/4% Convertible Subordinated Debentures Due 2008. “Senior Indebtedness” shall not include (i) any obligations which, by their terms, are expressly stated to rank pari passu in right of payment with, or to not be superior in right of payment to, the Junior Subordinated Debentures, (ii) any Senior Indebtedness of the Corporation which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Corporation, (iii) any Senior Indebtedness of the Corporation to any of its subsidiaries, (iv) Senior Indebtedness to any executive officer or director of the Corporation or (v) any indebtedness in respect of debt securities issued to any trust, or a trustee of such trust, partnership or other entity affiliated with the Corporation that is a financing entity of the Corporation in connection with the issuance of such financing entity of securities that are similar to the Capital Securities.

      In the event of (i) certain events of bankruptcy, dissolution or liquidation of the Corporation, (ii) any proceeding for the liquidation, dissolution or other winding up of the Corporation, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (iii) any assignment by the Corporation for the benefit of creditors or (iv) any other marshalling of the assets of the Corporation, all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the Junior Subordinated Debentures. In such event, any payment or distribution on account of the Junior Subordinated Debentures, whether in cash, securities or other property, that would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Junior Subordinated Debentures will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full.

      In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the holders of Junior Subordinated Debentures, together with the holders of any obligations of the Corporation ranking on a parity with the Junior Subordinated Debentures, will be entitled to be paid from the remaining assets of the Corporation the amounts at the time due and owing on the Junior Subordinated Debentures and such other obligations before any payment or other distribution, whether in cash, property or otherwise, will be made on account of any capital stock or obligations of the Corporation ranking junior to the Junior Subordinated Debentures and such other obligations. If any payment or distribution on account of the Junior Subordinated Debentures of any character or any security, whether in cash, securities or other property is received by any holder of any Junior Subordinated Debentures in contravention of any of the terms hereof and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full. By reason of such subordination, in the event of the insolvency of the Corporation, holders of Senior Indebtedness may receive more, ratably, and holders of the Junior Subordinated Debentures may receive less, ratably, than the other creditors of the Corporation. Such subordination will not prevent the occurrence of any Debenture Event of Default in respect of the Junior Subordinated Debentures.

      The Indenture places no limitation on the amount of Senior Indebtedness that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness and other obligations constituting Senior Indebtedness.

Trust Expenses

      Pursuant to the Indenture, the Corporation, as borrower, has agreed to pay all debts and other obligations (other than with respect to the Capital Securities) and all costs and expenses of each Issuer Trust (including costs and expenses relating to the organization of each Issuer Trust, the fees and expenses of the Issuer Trustees and the cost and expenses relating to the operation of each Issuer Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which each Issuer Trust might become subject.

Satisfaction And Discharge

      The Indenture provides that when, among other things, all Junior Subordinated Debentures of a series not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and the Corporation deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose of, and in an amount sufficient for, payment and discharge of the entire indebtedness on the Junior Subordinated Debentures of such series not previously delivered to the Debenture Trustee for cancellation, for the principal and premium, if any, and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect with respect to that series (except as to the Corporation’s obligations to pay all other sums due with respect to that series pursuant to the Indenture and or provide the officer’s certificates and opinions of counsel described therein), and the Corporation will be deemed to have satisfied and discharged the Indenture with respect to that series.

The Debenture Trustee

      The Debenture Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of its obligations under the Junior Subordinated Debentures, is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayments or adequate indemnity is not reasonably assured to it.

      Bankers Trust Company, the Debenture Trustee, may serve from time to time as trustee under other indentures or trust agreements with the Corporation or its subsidiaries relating to other issues of their securities. In addition, the Corporation and certain of its affiliates may have other banking relationships with Bankers Trust Company and its affiliates.

Governing Law

      The Indenture and the Junior Subordinated Debentures will be governed by, and construed in accordance with, the laws of the State of New York.

Corresponding Junior Subordinated Debentures

      The Corresponding Junior Subordinated Debentures may be issued in one or more series of Junior Subordinated Debentures under the Indenture with terms corresponding to the terms of a series of Related Capital Securities. In that event, concurrently with the issuance of each Issuer Trust’s Capital Securities, such Issuer Trust will invest the proceeds thereof and the consideration paid by the Corporation for the Common Securities of such Issuer Trust in such series of Corresponding Junior Subordinated Debentures issued by the Corporation to such Issuer Trust. Each series of Corresponding Junior Subordinated Debentures will be in the principal amount equal to the aggregate stated Liquidation Amount of the Related Capital Securities and the Common Securities of such Issuer Trust and will rank pari passu with all other series of Junior Subordinated Debentures. Holders of the Related Capital Securities for a series of Corresponding Junior Subordinated Debentures will have the rights, in connection with modifications to the Indenture or upon occurrence of Debenture Events of Default, as described under “— Modification of Indenture,” “— Debenture Events of Default” and “— Enforcement of Certain Rights by Holders of Capital Securities,” unless provided otherwise in the Prospectus Supplement for such Related Capital Securities.

      Unless otherwise specified in the applicable Prospectus Supplement, if a Tax Event, Capital Trust Event or Investment Company Event shall occur and be continuing, the Corporation may, at its option and subject to prior approval of the Federal Reserve if then so required under applicable capital guidelines or policies, redeem the Corresponding Junior Subordinated Debentures at any time within 90 days of the occurrence of such Tax Event, Capital Treatment Event or Investment Company Event, in whole but not in part, subject to the provisions of the Indenture and whether or not such Corresponding Junior Subordinated Debentures are then otherwise redeemable at the option of the Corporation. The redemption price for any Corresponding Junior Subordinated Debentures shall be equal to 100% of the principal amount of such Corresponding Junior Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption plus any redemption premium required to be paid thereon. For so long as the applicable Issuer Trust is the holder of all the oustanding Corresponding Junior Subordinated Debentures of such series, the proceeds of any such redemption will be used by the Issuer Trust to redeem the corresponding Trust Securities in accordance with their terms. The Corporation may not redeem a series of Corresponding Junior Subordinated Debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding Corresponding Junior Subordinated Debentures of such series for all interest periods terminating on or prior to the Redemption Date.

      The Corporation will convenant, as to each series of Corresponding Junior Subordinated Debentures, (i) to maintain directly or indirectly 100% ownership of the Common Securities of the Issuer Trust to which such Corresponding Junior Subordinated Debentures have been issued, provided that certain successors which are permitted pursuant to the Indenture may succeed to the Corporation’s ownership of the Common Securities, (ii) not to voluntarily terminate, wind up or liquidate any Issuer Trust, except (a) in connection with a distribution of Corresponding Junior Subordinated Debentures to the holders of the Capital Securities in exchange therefor upon liquidation of such Issuer Trust, or (b) in connection with certain mergers, consolidations or amalgamations permitted by the related Trust Agreement, in either such case, if so specified in the applicable Prospectus Supplement upon prior approval of the Federal Reserve if then so required under applicable capital guidelines or policies, and (iii) to use its reasonable efforts, consistent with the terms and provisions of the related Trust Agreement, to cause such Issuer Trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

DESCRIPTION OF CAPITAL SECURITIES

      Pursuant to the terms of the Trust Agreement for each Issuer Trust, the Issuer Trustees on behalf of such Issuer Trust will issue the Capital Securities and the Common Securities. The Capital Securities of a particular Issuer Trust will represent preferred beneficial ownership interests in the assets of the Issuer Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to the Distributions and amounts payable on redemption or liquidation over the Common Securities of such Issuer Trust, as well as other benefits as described in the corresponding Trust Agreement. This summary of certain provisions of the Capital Securities and each Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of each Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act, to each of which reference is hereby made. Wherever particular defined terms of a Trust Agreement (as amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each of the Issuer Trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others or of any other statutory business trust whose common securities are owned by the Corporation.

General

      The Capital Securities of an Issuer Trust will rank pari passu, and payments will be made thereon pro rata, with the Common Securities of the Issuer Trust except as described under “— Subordination of Common Securities.” The Corresponding Junior Subordinated Debentures will be registered in the name of the related Issuer Trust and held by the Property Trustee in trust for the benefit of the holders of the Related Capital Securities and Common Securities. Each Guarantee Agreement (the “Guarantee”) will be a guarantee on a subordinated basis with respect to the related Capital Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Capital Securities when the related Issuer Trust does not have funds on hand available to make such payments. See “Description of Guarantees.”

Distributions

      The Capital Securities will represent preferred undivided beneficial interests in the assets of the relevant Issuer Trust and Distributions on the Capital Securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as specified in the applicable Prospectus Supplement. The Distributions on each Capital Security will be payable at a rate specified in the applicable Prospectus Supplement for such Capital Securities. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable Prospectus Supplement. Distributions to which holders of Capital Securities are entitled will accumulate additional Distributions at the rate per annum if and as specified in the applicable Prospectus Supplement. The term “Distributions” as used herein includes any such additional Distributions unless otherwise stated.

      In the event that any date on which Distributions are payable on the Capital Securities is not a Business Day (as defined below), then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in either case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a “Distribution Date”). A “Business Day” shall mean any day other than (a) a Saturday or a Sunday, (b) a day on which banking institutions in Pittsburgh, Pennsylvania or The City of New York are authorized or required by law or executive order to remain closed or (c) a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

      If provided in the applicable Prospectus Supplement, so long as no Debenture Event of Default has occurred and is continuing the Corporation will have the right under the Indenture, pursuant to which it will issue the Corresponding Junior Subordinated Debentures, to defer the payment of interest at any time or from time to time on any series of the Corresponding Junior Subordinated Debentures for up to such number of consecutive interest payment periods which will be specified in such Prospectus Supplement relating to such series (each, an “Extension Period”), provided, that no Extension Period may extend beyond the Stated Maturity of the Corresponding Junior Subordinated Debentures. As a consequence of any such deferral, Distributions on the Related Capital Securities would be deferred (but would continue to accumulate additional Distributions thereon at the rate per annum set forth in the Prospectus Supplement for such Capital Securities) by the Issuer Trust of such Capital Securities during any such Extension Period. During such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation’s capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu in all respects with or junior in interest to the Corresponding Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of the Corporation’s capital stock (or any capital stock of a subsidiary of the Corporation) for any class or series of the Corporation’s capital stock or of any class or series of the Corporation’s indebtedness for any class or series of the Corporation’s capital stock, (c) the purchase of fractional interests in shares of the Corporation’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder’s rights plan, or the issuance of rights, stock or other property under any stockholder’s rights plans, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock).

      The revenue of each Issuer Trust available for distribution to holders of its Capital Securities will be limited to payments under the Corresponding Junior Subordinated Debentures in which the Issuer Trust will invest the proceeds from the issuance and sale of its Trust Securities. See “Description of Junior Subordinated Debentures — Corresponding Junior Subordinated Debentures.” If the Corporation does not make interest payments on such Corresponding Junior Subordinated Debentures, the Issuer Trust may not have funds available to pay Distributions on the Related Capital Securities. The payment of Distributions and other amounts payable on the Capital Securities (if and to the extent the Issuer Trust has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Corporation on the basis set forth herein under “Description of Guarantees.”

      Distributions on the Capital Securities will be payable to the holders thereof as they appear on the register of such Issuer Trust on the relevant record dates, as specified in the applicable Prospectus Supplement.

Redemption or Exchange

      Upon the repayment or redemption, in whole or in part, of any Corresponding Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days’ notice, at a redemption price (the “Redemption Price”) equal to the aggregate Liquidation Amount of such Trust Securities plus accumulated but unpaid Distributions thereon to the date of redemption (the “Redemption Date”) and the related amount of the premium, if any, paid by the Corporation upon the concurrent redemption of such Corresponding Junior Subordinated Debentures. See “Description of Junior Subordinated Debentures — Redemption.” If less than all of any series of Corresponding Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Related Capital Securities and the Common Securities. The amount of premium, if any, paid by the Corporation upon the redemption of all or any part of any series of any Corresponding Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the Related Capital Securities and the Common Securities.

      The Corporation will have the right to redeem any series of Corresponding Junior Subordinated Debentures (i) on or after such date as may be specified in the applicable Prospectus Supplement, in whole at any time or in part from time to time, or (ii) in whole (but not in part), at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event, in each case subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies.

      Subject to the Corporation’s having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies, the Corporation has the right at any time to terminate any Issuer Trust and, after satisfaction of the liabilities of creditors of such Issuer Trust as provided by applicable law, cause such Corresponding Junior Subordinated Debentures in respect of the Related Capital Securities and Common Securities issued by such Issuer Trust to be distributed to the holders of such Related Capital Securities and Common Securities in exchange therefor upon liquidation of such Issuer Trust.

      After the liquidation date fixed for any distribution of Corresponding Junior Subordinated Debentures for any series of Capital Securities (i) such series of Capital Securities will no longer be deemed to be outstanding, (ii) the depositary or its nominee, as the registered holder of such series of Capital Securities, will receive a registered global certificate or certificates representing the Corresponding Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing such series of Capital Securities not held by The Depository Trust Company (“DTC”) or its nominee will be deemed to represent the Corresponding Junior Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of such series of Capital Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such series of Capital Securities until such certificates are presented to the securities registrar for transfer or reissuance.

      There can be no assurance as to the market prices for the Capital Securities or the Corresponding Junior Subordinated Debentures that may be distributed in exchange for Capital Securities if a dissolution and liquidation of an Issuer Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, or the Corresponding Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of an Issuer Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.

      “Like Amount” means (i) with respect to a redemption of any series of Trust Securities, Trust Securities of such series having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Corresponding Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Related Capital Securities based upon the relative Liquidation Amounts of such classes, and (ii) with respect to a distribution of Corresponding Junior Subordinated Debentures to holders of any series of Trust Securities in exchange therefor in connection with a dissolution or liquidation of the related Issuer Trust, Corresponding Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Corresponding Junior Subordinated Debentures would be distributed.

      “Liquidation Amount” means the stated amount per Trust Security as set forth in the applicable Prospectus Supplement.

Redemption Procedures

      Capital Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Corresponding Junior Subordinated Debentures. Redemptions of the Capital Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the related Issuer Trust has funds on hand available for the payment of such Redemption Price. See also “— Subordination of Common Securities.”

      If an Issuer Trust gives a notice of redemption in respect of its Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, in the case of Capital Securities held in book entry form, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of such Capital Securities. See “Book-Entry Issuance.” If such Capital Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such Capital Securities funds sufficient to pay the Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Capital Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Capital Securities called for redemption shall be payable to the holders of such Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Capital Securities so called for redemption will cease, except the right of the holders of such Capital Securities to receive the Redemption Price and any distribution payable in respect of the Capital Securities on or prior to the Redemption Date, but without interest on such Redemption Price, and such Capital Securities will cease to be outstanding. In the event that any date fixed for redemption of Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Capital Securities called for redemption is improperly withheld or refused and not paid either by the Issuer Trust or by the Corporation pursuant to the relevant Guarantee as described under “Description of Guarantees,” Distributions on such Capital Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Issuer Trust for such Capital Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

      Subject to applicable law (including, without limitation, United States federal securities law), the Corporation or its affiliates may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement and may resell such securities.

      Payment of the Redemption Price on the Capital Securities and any distribution of Corresponding Junior Subordinated Debentures to holders of Capital Securities shall be made to the applicable record holders thereof as they appear on the register for such Capital Securities on the relevant record date, as specified in the applicable Prospectus Supplement.

      If less than all of the Capital Securities and Common Securities issued by an Issuer Trust are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Capital Securities and Common Securities to be redeemed shall be allocated pro rata to the Capital Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Capital Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Capital Securities not previously called for redemption or if the Capital Securities are then held in the form of a Global Capital Security, in accordance with DTC’s customary procedures. The Property Trustee shall promptly notify the securities registrar in writing of the Capital Securities selected for redemption and, in the case of any Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of each Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Capital Securities which has been or is to be redeemed.

      Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Capital Securities to be redeemed at its registered address. Unless the Corporation defaults in payment of the Redemption Price on the Junior Subordinated Debentures, on and after the Redemption Date interest will cease to accrue on the Junior Subordinated Debentures or portions thereof (and, unless payment of the Redemption Price in respect of the Capital Securities is withheld or refused and not paid either by the Issuer Trust or the Corporation pursuant to the Guarantee, Distributions will cease to accumulate on the Capital Securities or portions thereof) called for redemption.

Subordination of Common Securities

      Payment of Distributions on, and the Redemption Price of, and the Liquidation Distribution (as defined below) in respect of, each Issuer Trust’s Capital Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Capital Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing as a result of any failure by the Corporation to pay amounts in respect of the Junior Subordinated Debentures when due, no payment of any Distribution on, or Redemption Price of or the Liquidated Distribution in respect of, any of the Issuer Trust’s Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the Issuer Trust’s outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payments of the Redemption Price the full amount of such Redemption Price on all of the Issuer Trust’s outstanding Capital Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Issuer Trust’s Capital Securities then due and payable.

      In the case of any Event of Default (as defined below) under the applicable Trust Agreement resulting from a Debenture Event of Default, the Corporation as holder of such Issuer Trust’s Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the applicable Trust Agreement until the effects of all such Events of Default with respect to such Capital Securities have been cured, waived or otherwise eliminated. See “— Events of Default; Notice” and “Description of Junior Subordinated Debentures — Debenture Events of Default.” Until all events of default under the applicable Trust Agreement with respect to the Capital Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Capital Securities and not on behalf of the Corporation as holder of the Issuer Trust’s Common Securities, and only the holders of such Capital Securities will have the right to direct the Property Trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

      Pursuant to each Trust Agreement, each Issuer Trust will automatically dissolve upon expiration of its term or, if earlier, will dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Corporation; (ii) the distribution of a Like Amount of the Corresponding Junior Subordinated Debentures to the holders of its Trust Securities, if the Corporation, as Depositor, has given written direction to the Property Trustee to dissolve such Issuer Trust (subject to the Corporation having received prior approval of the Federal Reserve if so required under applicable capital guidelines or policies); (iii) the repayment of all of the Issuer Trust’s Capital Securities in connection with the redemption of all its Trust Securities as described under “— Redemption or Exchange;” and (iv) the entry of an order for the dissolution of the Issuer Trust by a court of competent jurisdiction.

      If an early dissolution occurs as described in clause (i), (ii) or (iv) above, the Issuer Trust will be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of such Issuer Trust as provided by applicable law, to the holders of such Trust Securities in exchange therefor a Like Amount of the Corresponding Junior Subordinated Debentures,

unless such distribution is not practical, in which event such holders will be entitled to receive out of the assets of the Issuer Trust available for distribution to holders, after satisfaction of liabilities to creditors of such Issuer Trust as provided by applicable law, an amount equal to, in the case of holders of Capital Securities, the aggregate Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the “Liquidation Distribution”). If such Liquidation Distribution can be paid only in part because such Issuer Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by such Issuer Trust on its Capital Securities shall be paid on a pro rata basis. The holder(s) of such Issuer Trust’s Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its Capital Securities, except that if a Debenture Event of Default has occurred and is continuing as a result of any failure by the Corporation to pay any amounts in respect of the Junior Subordinated Debentures when due, the Capital Securities shall have a priority over the Common Securities. See “— Subordination of Common Securities.”

Events of Default; Notice

      Any one of the following events constitutes an “Event of Default” under each Trust Agreement (an “Event of Default”) with respect to the Capital Securities issued under such Trust Agreement (whatever the reason for such Event of Default and whether it is voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

      (i)  the occurrence of a Debenture Event of Default under the Indenture (see “Description of Junior Subordinated Debentures — Debenture Events of Default”); or

      (ii) default by the Issuer Trust in the payment of any Distribution when it becomes due and payable and continuation of such default for a period of 30 days; or

      (iii) default by the Issuer Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

      (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in such Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer Trustees and the Corporation by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities of the applicable Issuer Trust, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under such Trust Agreement; or

      (v)  the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee or all or substantially all of its property if a successor Property Trustee has not been appointed within a period of 90 days thereof.

      Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee will transmit notice of such Event of Default to the holders of such Issuer Trust’s Trust Securities and the Administrators, unless such Event of Default shall have been cured or waived. The Corporation, as Depositor, and the Administrators are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each Trust Agreement.

      If a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities as described above. See “— Subordination of Common Securities” and “— Liquidation Distribution Upon termination.” The existence of an Event of Default does not entitle the holders of Capital Securities to accelerate the maturity thereof.

Removal of Issuer Trustees

      The holders of at least a majority in aggregate Liquidation Amount of the outstanding Capital Securities may remove an Issuer Trustee for cause or, if a Debenture Event of Default has occurred and is continuing, with or without cause. If an Issuer Trustee is removed by the holders of the outstanding Capital Securities, the successor may be appointed by the holders of at least 25% in aggregate Liquidation Amount of Capital Securities. If an Issuer Trustee resigns, such Issuer Trustee will appoint its successor. If an Issuer Trustee fails to appoint a successor, the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities may appoint a successor. If a successor has not been appointed by the holders, any holder of Capital Securities or Common Securities or the other Issuer Trustee may petition a court in the State of Delaware to appoint a successor. Any Delaware Trustee must meet the applicable requirements of Delaware law. Any Property Trustee must be a national or state-chartered bank, and at the time of appointment have securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization and have capital and surplus of at least $50,000,000. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

Merger or Consolidation of Issuer Trustees

      Any Person into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Issuer Trustee is a party, or any Person succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under each Trust Agreement, provided such Person shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Issuer Trusts

      An Issuer Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below or as otherwise described in the Trust Agreement. An Issuer Trust may, at the request of the holders of the Common Securities, with the consent of the holders of at least a majority in aggregate Liquidation Amount of the outstanding Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of such Issuer Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the “Successor Securities”) so long as the Successor Securities have the same priority as the Capital Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity possessing the same powers and duties as the Property Trustee is appointed as the holder of the Corresponding Junior Subordinated Debentures, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, (v) such successor entity has a purpose substantially identical to that of the Issuer Trust, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Corporation has received an opinion from independent counsel to the Issuer Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor such successor entity will be required to register as an investment company under the Investment Company Act, and (vii) the Corporation or any permitted successor or assignee owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, an Issuer Trust may not, except with the consent of holders of 100% in aggregate Liquidation Amount of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Each Trust Agreement

      Except as provided below and under “— Removal of Issuer Trustees; Appointment of Successors” and “Description of Guarantees — Amendments and Assignment” and as otherwise required by law and the applicable Trust Agreement, the holders of the Capital Securities will have no voting rights.

      Each Trust Agreement may be amended from time to time by the holders of a majority in Liquidation Amount of the Common Securities and the Property Trustee, without the consent of the holders of the Capital Securities (i) to cure any ambiguity, correct or supplement any provisions in such Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Trust Agreement, provided that any such amendment does not adversely affect in any material respect the interests of any holder of Trust Securities or (ii) to modify, eliminate or add to any provisions of such Trust Agreement to such extent as shall be necessary to ensure that the Issuer Trust will be classified for United States federal income tax purposes as a grantor trust at any time that any Trust Securities are outstanding or to ensure that the Issuer Trust will not be required to register as an “investment company” under the Investment Company Act; and any such amendments of such Trust Agreement shall become effective when notice thereof is given to the holders of Trust Securities. Each Trust Agreement may be amended by the holders of a majority in Liquidation Amount of the Common Securities and the Property Trustee with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Capital Securities, and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Issuer Trust’s status as a grantor trust for United States federal income tax purposes or the Issuer Trust’s exemption from status as an “investment company” under the Investment Company Act, provided that without the consent of each holder of Trust Securities, such Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

      So long as any Corresponding Junior Subordinated Debentures are held by the Issuer Trust, the Property Trustee will not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to such Corresponding Junior Subordinated Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annual a declaration that the principal of all the corresponding Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or such Corresponding Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Corresponding Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the Related Capital Securities. The Property Trustees may not revoke any action previously authorized of approved by a vote of the holders of the Capital Securities except by subsequent vote of the holders of the Capital Securities. The Property Trustee will notify each holder of Capital Securities of any notice of default with respect to the Corresponding Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Capital Securities, prior to taking any of the foregoing actions, the Property Trustee shall obtain an opinion of counsel experienced in such matters to the effect that such action would not cause the Issuer Trust to be classified as a corporation for United States federal income tax purposes.

      Any required approval of holders of Capital Securities may be given at a meeting of holders of Capital Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Capital Securities in the manner set forth in each Trust Agreement.

      No vote or consent of the holders of Capital Securities will be required for an Issuer Trust to redeem and cancel its Capital Securities in accordance with the applicable Trust Agreement.

      Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Corporation, the Issuer Trustees or any affiliate of the Corporation or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Global Capital Securities

      The Capital Securities of a series may be issued in whole or in part in the form of one or more Global Capital Securities that will be deposited with, or on behalf of, the Depositary, which unless otherwise indicated in the applicable Prospectus Supplement for such series will be DTC. Global Capital Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Capital Securities represented thereby, a Global Capital Security may not be transferred except as a whole by the Depositary for such Global Capital Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

      The specific terms of the depositary arrangement with respect to a series of Capital Securities will be described in the Prospectus Supplement relating to such series. The Corporation anticipates that the following provisions will generally apply to depositary arrangements.

      Upon the issuance of a Global Capital Security, and the deposit of such Global Capital Security with or on behalf of the Depositary, the Depositary for such Global Capital Security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate Liquidation Amounts of the individual Capital Securities represented by such Global Capital Securities to the accounts of Participants, which may include Euroclear and Cedel. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Capital Securities or by the Corporation if such Capital Securities are offered and sold directly by the Corporation. Ownership of beneficial interests in a Global Capital Security will be limited to Participants or persons that may hold interests through Participants including Euroclear and Cedel. Ownership of beneficial interests in such Global Capital Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Capital Security.

      So long as the Depositary for a Global Capital Security, or its nominee, is the registered owner of such Global Capital Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Capital Securities represented by such Global Capital Security for all purposes under the Indenture governing such Capital Securities. Except as provided below, owners of beneficial interests in a Global Capital Security will not be entitled to have any of the individual Capital Securities of the series represented by such Global Capital Security registered in their names, will not receive or be entitled to receive physical delivery of any such Capital Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

      Payments of principal of and premium, if any, and interest on individual Capital Securities represented by a Global Capital Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Capital Security representing such Capital Securities. None of the Corporation, the Property Trustee, any Paying Agent, or the Securities Registrar for such Capital Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Capital Security representing such Capital Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      The Corporation expects that the Depositary for a series of Capital Securities or its nominee, upon receipt of any payment of Liquidation Amount, Redemption Price, premium or Distributions in respect of a permanent Global Capital Security representing any of such Capital Securities, immediately will credit Participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate Liquidation Amount of such Global Capital Security for such Capital Securities as shown on the records of such

Depositary or its nominee. The Corporation also expects that payments by Participants to owners of beneficial interests in such Global Capital Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such Participants.

      Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Capital Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Corporation within 90 days, the Issuer Trust will issue individual Capital Securities of such series in exchange for the Global Capital Security representing such series of Capital Securities. In addition, the Issuer Trust may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Capital Securities, determine not to have any Capital Securities of such series represented by one or more Global Capital Securities and, in such event, will issue individual Capital Securities of such series in exchange for the Global Capital Security or Securities representing such series of Capital Securities. Further, if the Issuer Trust so specifies with respect to the Capital Securities of a series, an owner of a beneficial interest in a Global Capital Security representing Capital Securities of such series may, on terms acceptable to the Issuer Trust, the Property Trustee and the Depositary for such Global Capital Security, receive individual Capital Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Capital Securities. In any such instance, an owner of a beneficial interest in a Global Capital Security will be entitled to physical delivery of individual Capital Securities of the series represented by such Global Capital Security equal in principal amount to such beneficial interest and to have such Capital Securities registered in its name.

Payment and Paying Agency

      Payments in respect of the Capital Securities shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or, if any Issuer Trust’s Capital Securities are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the securities register of the Trust Securities. Unless otherwise specified in the applicable Prospectus Supplement, the paying agent (the “Paying Agent”) will initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrators. The Paying Agent will be permitted to resign as Paying Agent upon 30 days’ written notice to the Property Trustee and the Administrators. In the event that the Property Trustee shall no longer be the Paying Agent, the Property Trustee shall appoint a successor (which shall be a bank or trust company acceptable to the Administrators) to act as Paying Agent.

Registrar and Transfer Agent

      Unless otherwise specified in the applicable Prospectus Supplement, the Property Trustee will act as registrar and transfer agent for the Capital Securities.

      Registration of transfers of Capital Securities will be effected without charge by or on behalf of each Issuer Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer Trusts will not be required to register or cause to be registered the transfer of their Capital Securities after such Capital Securities have been called for redemption.

Information Concerning the Property Trustee

      The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in each Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the applicable Trust Agreement at the request of any holder of Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. For information concerning the relationships between Bankers Trust Company, the Property Trustee, and the Corporation, see “Description of Junior Subordinated Debentures — Information Concerning the Debenture Trustee.”

Miscellaneous

      The Administrators are authorized and directed to conduct the affairs of and to operate the Issuer Trusts in such a way that no Issuer Trust will be deemed to be an “investment company” required to be registered under the Investment Company Act or classified as a corporation for United States federal income tax purposes and so that the Corresponding Junior Subordinated Debentures will be treated as indebtedness of the Corporation for United States federal income tax purposes. In this connection, the holders of Common Securities, the Administrators and the Property Trustee are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each Issuer Trust or each Trust Agreement, that the Property Trustee and the holders of Common Securities determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Related Capital Securities.

      Holders of the Capital Securities have no preemptive or similar rights.

      No Issuer Trust may borrow money or issue debt or mortgage or pledge any of its assets.

Governing Law

      Each Trust Agreement will be governed by and construed in accordance with the laws of the State of Delaware.

BOOK-ENTRY ISSUANCE

      DTC will act as securities depositary for all of the Capital Securities and the Junior Subordinated Debentures, unless otherwise referred to in the Prospectus Supplement relating to an offering of Capital Securities or Junior Subordinated Debentures. The Capital Securities and the Junior Subordinated Debentures will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global certificates will be issued for the Capital Securities of each Issuer Trust and the Junior Subordinated Debentures, representing in the aggregate the total number of such Issuer Trust’s Capital Securities or aggregate principal amount of Junior Subordinated Debentures, respectively, and will be deposited with the Property Trustee as custodian for DTC.

      DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” with the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct Participants” include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Participants are on file with the Commission.

      Purchases of Capital Securities or Junior Subordinated Debentures within the DTC system must be made by or through Direct Participants, which will receive a credit for the Capital Securities or Junior Subordinated Debentures on DTC’s records. The ownership interest of each actual purchaser of each Capital Security and each Junior Subordinated Debenture (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records, including Euroclear and Cedel. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Capital Securities or Junior Subordinated Debentures are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Capital Securities or Junior

Subordinated Debentures, except in the event that use of the book-entry system for the Capital Securities of such Issuer Trust or Junior Subordinated Debentures is discontinued.

      Transfers between Participants will be effected in accordance with DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

      Cross-market transfers between Participants, on the one hand, and Euroclear participants or Cedel participants, on the other hand, will be effected in DTC in accordance with DTC’s rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take actions or effect final settlement on its behalf by delivering or receiving interests in the Capital Securities or Junior Subordinated Debentures in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositaries for Euroclear or Cedel.

      Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a Capital Security or Junior Subordinated Debenture from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear participant or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel, as the case may be) immediately following the DTC settlement date. Cash received in Euroclear or Cedel as a result of sales of interests in a Capital Security or Junior Subordinated Debenture by or through a Euroclear or Cedel participant to a Participant in DTC will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following the DTC settlement date.

      DTC has no knowledge of the actual Beneficial Owners of the Capital Securities or Junior Subordinated Debentures; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Capital Securities or Junior Subordinated Debentures are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DCT to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Redemption notices will be sent to Cede & Co. as the registered holder of the Capital Securities or Junior Subordinated Debentures. If less than all of an Issuer Trust’s Capital Securities or the Junior Subordinated Debentures are being redeemed, DTC’s current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

      Although voting with respect to the Capital Securities or the Junior Subordinated Debentures is limited to the holders of record of the Capital Securities or Junior Subordinated Debentures, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Capital Securities or Junior Subordinated Debentures. Under its usual procedures, DTC would mail an omnibus proxy (the “Omnibus Proxy”) to the relevant trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts such Capital Securities or Junior Subordinated Debentures are credited on the record date (identified in a listing attached to the Omnibus Proxy).

      Distribution payments on the Capital Securities or the Junior Subordinated Debentures will be made by the relevant trustee to DTC. DTC’s practice is to credit Direct Participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the relevant trustee, the Issuer Trust or the Corporation, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the relevant trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

      DTC may discontinue providing its services as securities depositary with respect to any of the Capital Securities or the Junior Subordinated Debentures at any time by giving reasonable notice to the relevant trustee and the Corporation. In the event that a successor securities depositary is not obtained, definitive Capital Security or Junior Subordinated Debenture certificates representing such Capital Securities or Junior Subordinated Debentures are required to be printed and delivered. The Corporation, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After a Debenture Event of Default, the holders of a majority in Liquidation Amount of Capital Securities or aggregate principal amount of Junior Subordinated Debentures may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such Capital Securities or Junior Subordinated Debentures will be printed and delivered.

      The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that the Issuer Trusts and the Corporation believe to be accurate, but the Issuer Trusts and the Corporation assume no responsibility for the accuracy thereof. Neither the Issuer Trusts nor the Corporation has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

DESCRIPTION OF GUARANTEES

      A Guarantee will be executed and delivered by the Corporation concurrently with the issuance by each Issuer Trust of its Capital Securities for the benefit of the holders from time to time of such Capital Securities. Bankers Trust Company will act as guarantee trustee (“Guarantee Trustee”) under each Guarantee for the purposes of compliance with the Trust Indenture Act and each Guarantee will be qualified as an indenture under the Trust Indenture Act. This summary of certain provisions of the Guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act, to each of which reference is hereby made. The form of the Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Reference in this summary to Capital Securities means that Issuer Trust’s Capital Securities to which a Guarantee relates. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related Issuer Trust’s Capital Securities.

General

      The Corporation will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the related Issuer Trust may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the related Issuer Trust (the “Guarantee Payments”), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on such Capital Securities, to the extent that such Issuer Trust has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Capital Securities called for redemption, to the extent that such Issuer Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution of such Issuer Trust (unless the Corresponding Junior Subordinated Debentures are distributed to holders of such Capital Securities in exchange therefor), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Issuer Trust has funds on hand available therefor at such time and (b) the amount of assets of such Issuer Trust remaining available for distribution to holders of Capital Securities on liquidation of the Issuer Trust. The Corporation’s obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the applicable Capital Securities or by causing the Issuer Trust to pay such amounts to such holders.

      Each Guarantee will be an irrevocable guarantee on a subordinated basis of the related Issuer Trust’s obligations under the Capital Securities, but will apply only to the extent that such related Issuer Trust has funds sufficient to make such payments, and is not a guarantee of collection.

      If the Corporation does not make payments on the Corresponding Junior Subordinated Debentures held by the Issuer Trust, the Issuer Trust will not be able to pay any amounts payable in respect of the Capital Securities and will not have funds legally available therefor. Each Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness of the Corporation. See “— Status of the Guarantees.” Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, upon such subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Corporation’s obligations under the Guarantees will be effectively subordinated to all existing and future liabilities of the Corporation’s subsidiaries, and claimants should look only to the assets of the Corporation for payments thereunder. Except as otherwise provided in the applicable Prospectus Supplement, the Guarantees do not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Indebtedness, whether under the Indenture, any other existing indenture or any other indenture that the Corporation may enter into the future or otherwise.

      The Corporation has, through the applicable Guarantee, the applicable Trust Agreement, the applicable series of Corresponding Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer Trust’s obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust’s obligations under the Capital Securities. See “Relationship Among the Capital Securities, the Corresponding Junior Subordinated Debentures and the Guarantees.”

Status of the Guarantees

      Each Guarantee will constitute an unsecured obligations of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Corporation in the same manner as the Junior Subordinated Debentures.

      Each Guarantee will rank pari passu with all other Guarantees issued by the Corporation. Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the related Capital Securities. Each Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer Trust or distribution to the holders of the Capital Securities of the Corresponding Junior Subordinated Debentures. None of the Guarantees places a limitation on the amount of additional Senior Indebtedness that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

Amendments and Assignment

      Except with respect to any changes which do not materially adversely affect the right of holders of the Related Capital Securities (in which case no vote will be required), no Guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Capital Securities. The manner of obtaining any such approval will be as set forth under “Description of Capital Securities — Voting Rights; Amendment of Each Trust Agreement.” All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the Related Capital Securities then outstanding.

Events of Default

      An event of default under each Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder, or to perform any non-payment obligation if such non-payment default remains unremedied for 30 days. The holders of not less than a majority in aggregate Liquidation Amount of the Related Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

      Any registered holder of the Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under such Guarantee without first instituting a legal proceeding against the Issuer Trust, the Guarantee Trustee or any other person or entity.

      The Corporation, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Guarantee.

Information Concerning the Guarantee trustee

      The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of any Guarantee, undertakes to perform only such duties as are specifically set forth in each Guarantee and, after the occurrence of an event of default with respect to any Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of any Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. For information concerning the relationship between Bankers Trust Company, the Guarantee Trustee, and the Corporation, see “Description of Junior Subordinated Debentures — Information Concerning the Debenture Trustee.”

Termination of the Guarantee

      Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Related Capital Securities, upon full payment of the amounts payable upon liquidation of the related Issuer Trust or upon distribution of Corresponding Junior Subordinated Debentures to the holders of the related Trust Securities in exchange therefor. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Trust Securities must restore payment of any sums paid under such Trust Securities or such Guarantee.

Governing Law

      Each Guarantee will be governed by and construed in accordance with the laws of the State of New York.

RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE CORRESPONDING

JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEES

Full and Unconditional Guarantee

      Payments of Distributions and other amounts due on the Capital Securities (to the extent the Issuer Trust has funds available for the payment of such Distributions and other amounts) are irrevocably guaranteed by the Corporation as and to the extent set forth under “Description of Guarantees.” Taken together, the Corporation’s obligations under each series of Corresponding Junior Subordinated Debentures, the Indenture, the related Trust Agreement and the related Guarantee provide, in the aggregate, a full irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Related Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust’s obligations under the Related Capital Securities. If and to the extent that the Corporation does not make payments on any series of Corresponding Junior Subordinated Debentures, such Issuer Trust will not pay Distributions when the related Issuer Trust does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of a series of Capital Securities is to institute a legal proceeding directly against the Corporation pursuant to the terms of the Indenture for enforcement of payment of amounts equal to such Distributions to such holder.

      The obligations of the Corporation under the Indenture and each Guarantee are subordinate and junior in right of payment to all Senior Indebtedness.

Sufficiency of Payments

      As long as payments are made when due on each series of Corresponding Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments distributable on the Related Capital Securities, primarily because (i) the aggregate principal amount of each series of Corresponding Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Related Capital Securities and related Common Securities; (ii) the interest rate and interest and other payment dates on each series of Corresponding Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Related Capital Securities; (iii) the Corporation shall pay for all and any costs, expenses and liabilities of such Issuer Trust except the Issuer Trust’s obligations to holders of the Trust Securities; and (iv) each Trust Agreement further provides that the Issuer Trust will not engage in any activity that is not consistent with the limited purposes of such Issuer Trust.

      Notwithstanding anything to the contrary in the Indenture, the Corporation has the right to set-off any payment it is otherwise required to make thereunder against and to the extent the Corporation has theretofore made, or is concurrently on the date of such payment making, a payment under the related Guarantee.

Enforcement Rights of Holders of Capital Securities

      A holder of any Related Capital Security may institute a legal proceeding directly against the Corporation to enforce its rights under the related Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the related Issuer Trust or any other person or entity. See “Description of Guarantee.”

      A default or event of default under any Senior Indebtedness of the Corporation would not constitute a default or Event of Default in respect of the Capital Securities. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness of the Corporation, the subordination provisions of the Indenture provide that no payments may be made in respect of the Corresponding Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of Corresponding Junior Subordinated Debentures would constitute an Event of Default under the Indenture. See “Description of Junior Subordinated Debentures — Subordination.”

Limited Purpose of Issuer Trusts

      Each Issuer Trust’s Capital Securities evidence preferred undivided beneficial interests in the assets of the Issuer Trust, and each Issuer Trust exists for the sole purpose of issuing its Capital Securities and Common Securities and investing the proceeds thereof in Corresponding Junior Subordinated Debentures. A principal difference between the rights of a holder of a Capital Security and a holder of a Corresponding Junior Subordinated Debenture is that a holder of a Corresponding Junior Subordinated Debenture is entitled to receive from the Corporation payments on Corresponding Junior Subordinated Debentures held, while a holder of Capital Securities is entitled to receive Distributions or other amounts distributable with respect to the Capital Securities from such Issuer Trust (or from the Corporation under the applicable Guarantee) only if and to the extent such Issuer Trust has funds available for the payment of such Distributions.

Rights Upon Termination

      Upon any voluntary or involuntary dissolution of an Issuer Trust, other than any such dissolution involving the distribution of the Junior Subordinated Debentures, involving the liquidation of the Corresponding Junior Subordinated Debentures, after satisfaction of liabilities to creditors of the Issuer Trust as required by applicable law, the holders of the Related Capital Securities will be entitled to receive, out of the assets held by such Issuer Trust, the Liquidation Distribution in cash. See “Description of Capital Securities — Liquidation Distribution Upon Termination.” Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Issuer Trust, as registered holder of the Corresponding Junior Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated and junior in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of all amounts payable with respect to the Junior Subordinated Debentures before any stockholders of the Corporation receive payments or distributions. Since the Corporation is the guarantor under each Guarantee and has agreed to pay for all costs, expenses and liabilities of each Issuer Trust (other than the Issuer Trust’s obligations to the holders of its Trust Securities), the positions of a holder of such Capital Securities and a holder of such Corresponding Junior Subordinated Debentures relative to other creditors and to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.

SUPERVISION, REGULATION AND OTHER MATTERS

      The Corporation and its subsidiaries are subject to extensive governmental regulation. The coverage of the regulations range from activity, investment and dividend limitations on the bank holding company and its subsidiaries to consumer-related protections for loans, deposits, brokerage and mutual fund customers. The following information is not intended to be an exhaustive description of the statutes and regulations applicable to the Corporation. The discussion is qualified in its entirety by reference to all particular statutory or regulatory provisions. Additional information regarding supervision and regulation is included in the incorporated documents. See “Incorporation of Certain Documents by Reference.”

      As a bank holding company registered under the BHC Act, the Corporation’s primary bank regulatory authority is the Federal Reserve. Under Federal Reserve policy, a bank holding company is expected to act as a source of strength to each of its subsidiary banks and to commit resources to support each such bank. As a result of that policy, the Corporation may be required to commit resources to its subsidiary banks in circumstances where it might not otherwise do so. Moreover, the actions and policy directives of the Federal Reserve determine to a significant degree the cost and the availability of funds obtained from money market sources for lending and investing. The Federal Reserve’s policies and regulations also influence, directly and indirectly, the rates of interest paid by commercial banks on their time and savings deposits. The nature and impact on the Corporation of future changes in monetary and other policies of the Federal Reserve are not predictable, as such changes also depend on economic conditions and domestic and foreign governmental policies, among other factors.

      The Corporation is a legal entity separate and distinct from PNC Bank and its other subsidiaries and affiliates. Such subsidiaries and affiliates are also subject to supervision and examination by various federal and state regulatory agencies, including the Office of the Comptroller of the Currency (“OCC”) with respect to PNC Bank. Because the Corporation is a holding company, its rights and the rights of its creditors and shareholders, including the holders of the Trust Securities, to participate in the assets of any subsidiary upon the latter’s liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors, except to the extent that the Corporation may itself be a creditor with recognized claims against the subsidiary.

      The Corporation derives substantially all of its income from payment of dividends by its bank and non-bank subsidiaries. There are various legal limitations on the extent to which the Corporation’s depository institution subsidiaries may extend credit, pay dividends or otherwise supply funds to the Corporation. For example, the approval of the OCC is required if total dividends by a national bank in any calendar year exceed net profits for that year combined with its retained profits for the preceding two years. In addition, dividends for such a bank may not be paid in excess of the bank’s undivided profits. State-chartered bank subsidiaries are subject to dividend limitations imposed by applicable state law. The approval of the Office of Thrift Supervision may be required if total dividends declared by the Corporation’s savings association subsidiary in any calendar year exceed amounts specified in that agency’s regulations. In determining whether and to what extent to pay dividends, each bank subsidiary must also consider the effect of dividend payments on applicable risk-based capital and leverage ratio requirements (as described below) as well as policy statements of the federal regulatory agencies that indicate that banking organizations should generally pay dividends out of current operating earnings. Contractual restrictions may also limit the Corporation’s ability to pay dividends.

      The U.S. federal bank regulatory authorities have each adopted risk-based capital guidelines to which the Corporation and its insured depository institution subsidiaries are subject. These guidelines are based on an international agreement developed by the Basle committee on Banking Regulations and Supervisory Practices, which consists of representatives of central banks and supervisory authorities in 12 countries including the United States. The guidelines establish a systematic analytical framework that makes regulatory capital requirements more sensitive to differences in risk profiles among banking organizations, takes off-balance sheet exposures into explicit account in assessing capital adequacy and minimizes disincentives to holding liquid, low-risk assets. Risk-based assets are determined by allocating assets and specified off-balance sheet commitments and exposures into four weighted categories, with higher levels of capital being required for the categories perceived as representing greater risk. From time to time, the federal regulatory agencies propose amendments to and issue interpretations of their risk-based capital guidelines and reporting instructions, which can affect reported capital ratios and net risk-adjusted assets.

      Each of the Corporation’s subsidiary banks is required to maintain a minimum total risk-based ratio of 8%, of which one-half (4%) must be “Tier 1” capital. In addition, U.S. federal bank regulators have established leverage ratio (Tier 1 capital to average total adjusted assets) guidelines providing for a minimum leverage ratio of 3% for banks meeting certain specified criteria, including excellent asset quality, high liquidity, low interest rate exposure and the highest regulatory rating. Institutions not meeting these criteria are expected to maintain a ratio which exceeds the 3% minimum by at least 100 to 200 basis points. The federal bank regulatory authorities may, however, set higher capital requirements when a bank’s particular circumstances warrant, taking into consideration concentration of credit risk and the risk arising from non-traditional activities, as well as an institution’s ability to manage these risks. The capital guidelines also provide that an institution’s exposure to a decline in the economic value of its capital due to changes in interest rates be considered by the agencies as a factor in evaluating a bank’s capital adequacy. The Federal Reserve also has recently issued additional capital guidelines for bank holding companies that engage in certain trading activities.

      The federal banking agencies possess broad powers to take corrective action as deemed appropriate for an insured depository institution and its holding company. The extent of these powers depends upon whether the institution in question is considered “well capitalized,” “adequately capitalized,” “undercapitalized,” “significantly undercapitalized” or “critically undercapitalized,” as defined by the law. Generally, as an institution is deemed to be less well capitalized, the scope and severity of the agencies’ powers increase. The agencies’ corrective powers can include, among other things, requiring an insured financial institution to adopt a capital restoration plan, which cannot be approved unless guaranteed by the institution’s parent holding company; placing limits on asset growth and restrictions on activities; placing restrictions on transactions with affiliates; restricting the interest rates the institution may pay on deposits; prohibiting the institution from accepting deposits from correspondent banks; prohibiting the payment of principal or interest on subordinated debt; prohibiting the holding company from making capital distributions without prior regulatory approval; and, ultimately, appointing a receiver for the institution. Business activities may also be influenced by an institution’s capital classification. For instance, only a “well capitalized” depository institution may accept broker deposits without prior regulatory approval and only an “adequately capitalized” depository institution may accept brokered deposits with prior regulatory approval. At March 31, 1998, each of the Corporation’s subsidiary banks exceeded the required ratios for classification as “well capitalized.”

      The deposits of the Corporation’s subsidiary banks are insured by the Federal Deposit Insurance Corporation (the “FDIC”) and are subject to FDIC insurance assessments. The amount of FDIC assessments paid by individual insured depository institutions is based on their relative risk as measured by regulatory capital ratios and certain other factors. However, based on legislation enacted in 1996, the FDIC also assesses insured institutions an additional premium based on deposit levels to cover certain bonds issued by a government entity. Currently, the Corporation’s bank subsidiaries are not assessed any premium for deposits insured by either the Bank Insurance Fund or by the Savings Association Insurance Fund. The Corporation’s bank subsidiaries, however, continue to pay premiums based on deposit levels to service debt on bonds issued by a governmental entity.

      Under U.S. federal law, a financial institution insured by the FDIC under common ownership with a failed institution can be required to indemnify the FDIC for its losses resulting from the insolvency of the failed institution, or for any assistance provided by the FDIC to a commonly controlled insured depository institution in danger of default. As a result, the Corporation’s subsidiary banks could, under certain circumstances, be obligated for the liabilities of its affiliates that are FDIC-insured institutions. In addition, if any insured depository institution becomes insolvent and the FDIC is appointed its conservator or receiver, the FDIC may disaffirm or repudiate any contract or lease to which such institution is a party, the performance of which is determined to be burdensome and the disaffirmance or repudiation of which is determined to promote the orderly administration of the institution’s affairs. If federal law were construed to permit the FDIC to apply these provisions to debt obligations of an insured depository institution the result could be that such obligations would be prepaid without premium even where by their terms they were not prepayable or prepayable only with a premium. Federal law also accords the claims of a receiver of an insured depository institution for administrative expenses and the claims of holders of deposit liabilities of such an institution priority over the claims of general unsecured creditors of such an institution in the event of a liquidation or other resolution of such institution.

      The BHC Act currently permits adequately capitalized and adequately managed bank holding companies from any state to acquire banks and bank holding companies located in any other state, subject to certain conditions. Effective June 1, 1997, the Corporation’s bank subsidiaries have the ability, subject to certain restrictions, to consolidate with other banking subsidiaries of the Corporation or to acquire by acquisition or merger branches outside of their home state. The Corporation has taken advantage of such and certain related state actions as evidenced by the December 31, 1997 merger of PNC Bank, National Association and its banking affiliates located in Kentucky, Indiana and Ohio. Competition may increase as banks branch across state lines and enter new markets.

PLAN OF DISTRIBUTION

      The Junior Subordinated Debentures or the Capital Securities may be sold in a public offering to or through underwriters or dealers designated from time to time. The Corporation and each Issuer Trust may sell its Junior Subordinated Debentures and Capital Securities, respectively, as soon as practicable after effectiveness of the Registration Statement of which this Prospectus forms a part. The names of any underwriters or dealers involved in the sale of the Junior Subordinated Debentures or Capital Securities in respect of which this Prospectus is delivered, the amount or number of Junior Subordinated Debentures and Capital Securities to be purchased by any such underwriters and any applicable commissions or discounts will be set forth in the applicable Prospectus Supplement.

      Underwriters may offer and sell Junior Subordinated Debentures or Capital Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of Capital Securities, underwriters may be deemed to have received compensation from the Corporation and/or the applicable Issuer Trust in the form of underwriting discounts or commissions and may also receive commissions. Underwriters may sell Junior Subordinated Debentures or Capital Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

      Any underwriting compensation paid by the Corporation and/or the applicable Issuer Trust to underwriters in connection with the offering of Junior Subordinated Debentures or Capital Securities, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be described in an accompanying Prospectus Supplement. Underwriters and dealers participating in the distribution of Junior Subordinated Debentures or Capital Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such Junior Subordinated Debentures or Capital Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters and dealers may be entitled, under agreement with the Corporation and the applicable Issuer Trust, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Corporation for certain expenses.

      In connection with the offering of the Capital Securities of any Issuer Trust, such Issuer Trust may grant to the underwriters an option to purchase additional Capital Securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the accompanying Prospectus Supplement. If such Issuer Trust grants any over-allotment option, the terms of such over-allotment option will be set forth in the Prospectus Supplement for such Capital Securities.

      Underwriters and dealers may engage in transactions with, or perform services for, the Corporation and/or the applicable Issuer Trust and/or any of their affiliates in the ordinary course of business.

      The Junior Subordinated Debentures and the Capital Securities will be new issues of securities and will have no established trading market. Any underwriters to whom Junior Subordinated Debentures or Capital Securities are sold for public offering and sale may make a market in such Junior Subordinated Debentures and Capital Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such Junior Subordinated Debentures or Capital Securities may or may not be listed on a national securities exchange or the Nasdaq National Market. No assurance can be given as to the liquidity of or the existence of trading markets for any Junior Subordinated Debentures or Capital Securities.

ACCOUNTING TREATMENT

      For financial reporting purposes, each Issuer Trust will be treated as a subsidiary of the Corporation and, accordingly, the accounts of the Issuer Trust will be included in the consolidated financial statements of the Corporation. Capital Securities will be included in the consolidated balance sheets of the Corporation and appropriate disclosures about Capital Securities, Guarantees and Junior Subordinated Debentures will be included in the notes to the consolidated financial statements of the Corporation. For financial reporting purposes, Distributions on Capital Securities will be recorded in the consolidated statements of income of the Corporation.

LEGAL MATTERS

      Unless otherwise indicated in the applicable Prospectus Supplement, certain legal matters will be passed upon for the Corporation by John F. Fulgoney, Senior Counsel to the Corporation, and for the Issuer Trusts by Richards, Layton & Finger, special Delaware counsel to the Issuer Trusts and the Corporation. As of March 31, 1998, Mr. Fulgoney was the beneficial owner of approximately 4,421 shares of common stock, par value $5 per share, of the Corporation under the Corporation’s employee plans. Mr. Fulgoney also holds unexercised options granted under the Corporation’s stock option and incentive plans to purchase 24,800 shares of such common stock.

EXPERTS

      The consolidated financial statements of the Corporation incorporated by reference in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given by the authority of such firm as experts in accounting and auditing.

      Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of independent auditors pertaining to such financial statements (to the extent covered by consents filed with the Commission) given upon the authority of such firms as experts in accounting and auditing.